ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-156695 Dated February 23, 2010

UBS AG Reverse Convertibles

 Investment Description

UBS AG Reverse Convertibles (the “Notes”) are senior, unsecured debt securities issued by UBS AG (“UBS”) linked to the performance of the shares of Market Vectors Gold Miners ETF® (the ‘‘underlying equity’’). The underlying equity is an exchange traded fund designed and intended to track the performance of the NYSE Arca Gold Miners Index by investing its assets in a portfolio of securities that generally replicates the NYSE Arca Gold Miners Index. The prospectus related to the underlying equity, dated May 1, 2009 is attached to this free writing prospectus as Annex A for your review. The Notes pay an enhanced coupon and provide either a return of principal or shares of the underlying equity at maturity. The enhanced coupon is designed to compensate you for the risk that you may receive shares of the underlying equity at maturity for each Note held that are worth less than your principal. At maturity, you will receive a number of shares of the underlying equity equal to (i) the principal amount per Note divided by (ii) the specified initial price of the underlying equity (the “share delivery amount”) for each of your Notes if both of the following are true: (i) the closing price of the underlying equity falls below the specified trigger price on any trading day during the observation period starting on the trade date and ending on, and including, the final valuation date, and (ii) the closing price of the underlying equity on the final valuation date is less than the initial price. Otherwise, you will receive your principal in cash. We will make coupon payments during the term of the Notes regardless of the performance of the underlying equity. Investing in the Notes involves significant risks. You may lose some or all of your principal. The contingent protection feature only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal at maturity, is subject to the creditworthiness of UBS.

Features

❑	Income: Regardless of the performance of the underlying equity, we will pay you enhanced coupons designed to compensate you for the fact that you could lose some or all of your principal.

❑

Tactical Investment Opportunity: If you believe the underlying equity will trend sideways over the term of the Notes — neither moving positively by more than the coupon paid on the Notes or negatively by more than the amount of contingent protection — the Note may provide improved performance compared to a direct investment in the underlying equity. You will not participate in any appreciation of the underlying equity during the observation period.

❑

Contingent Protection Feature: If you hold the Notes to maturity you will receive 100% of your principal, subject to the creditworthiness of UBS AG, unless both of the following are true: (i) the underlying equity closes below the trigger price on any day during the observation period and (ii) the closing price of the underlying equity on the final valuation date is less than the initial price. In such case, you will receive the share delivery amount for each of your Notes, which will in all likelihood be worth less than your principal or may have no value at all.

Key Dates*

Trade Date**	March 12, 2010
Settlement Date**	March 19, 2010
Final Valuation Date	September 13, 2010
Maturity Date	September 20, 2010

*	The Notes are expected to price on or about March 12, 2010 and settle on or about March 19, 2010. In the event that we make any changes to the expected trade date and settlement date, the final valuation date and maturity date of each Note will be changed to ensure that the stated term of the Notes remains the same.
**	We expect to deliver each offering of the Notes against payment on or about the fifth business day following the trade date. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the trade date will be required, by virtue of the fact that each Note initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

 Note Offering

Underlying Equity	Coupon Rate per Annum*	Initial Price	Trigger Price	Share Delivery Amount**	CUSIP / ISIN	Aggregate Principal Amount
Market Vectors Gold Miners ETF®	[10.25]%	$•	80% of Initial Price	•	902674AS9/US902674AS91	$•
*	Paid monthly in arrears in six installments. The actual coupon rate will be determined on the trade date and will be at least equal to the coupon rate set forth herein.
**	If you receive the share delivery amount at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction multiplied by the closing price of the underlying equity on the final valuation date. The share delivery amount, initial price and trigger price are subject to adjustments in the case of certain corporate events described in the accompanying Reverse Convertibles product supplement under “General Terms of the Notes — Antidilution Adjustments.”

See “Additional Information about UBS and the Notes” on page 2. Each Note we are offering will have the terms set forth in the Reverse Convertibles product supplement relating to the Notes, the accompanying prospectus and this free writing prospectus. See “Key Risks” on page 6 and the more detailed “Risk Factors” beginning on page PS-11 of the Reverse Convertibles product supplement relating to the Notes for risks related to an investment in the Notes. Your Notes do not guarantee any return of principal at maturity. At maturity, if you receive shares of the underlying equity, they will in all likelihood be worth less than your principal or may have no value at all.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this free writing prospectus, or the accompanying Reverse Convertibles product supplement or prospectus. Any representation to the contrary is a criminal offense. The securities are not deposit liabilities of UBS AG and are not FDIC insured.

Offering of Notes	Price to Public		Underwriting Discount		Proceeds to UBS AG
	Total	Per Security	Total	Per Security	Total	Per Security
Market Vectors Gold Miners ETF®	•	100%	•	2.25%	•	97.75%

UBS Securities LLC	UBS Investment Bank

 Additional Information about UBS and the Notes

UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the Notes) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the Notes that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC web site at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC web site at www.sec.gov as follows:

♦	Reverse Convertibles product supplement dated June 16, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000119312509131572/d424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, “Reverse Convertible Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “Reverse Convertibles product supplement” mean the UBS product supplement, dated June 16, 2009, relating to the Notes generally, and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants”, dated January 13, 2009.

Indicative Terms for the Offering of the Notes

Issuer	UBS AG, London Branch
Principal Amount per Note	$1,000
Term	6 months[1]
Coupon Payment[2]	Coupon paid monthly in arrears in six installments based on the coupon rate per annum, regardless of the performance of the underlying equity. The actual coupon rate will be determined on the trade date and will be at least equal to the coupon rate set forth on the cover of this free writing prospectus.
Coupon Payment Dates	Monthly; on the 19th calendar day of April, May, June, July, August and September commencing on April 19, 2010 and ending on the Maturity Date, in accordance with the business day convention.
Trigger Price	A percentage of the initial price of the underlying equity, as specified on the cover of this free writing prospectus.
Share Delivery Amount[3]	A number of shares of the underlying equity equal to (i) the principal amount per Note divided by (ii) the initial price of the underlying equity.
Payment at Maturity (per Note)

➢    We will pay you an amount in cash equal to your principal amount at maturity if either: (i) the closing price of the applicable underlying equity never falls below the trigger price on any trading day during the observation period or (ii) the closing price of the applicable underlying equity on the final valuation date is equal to or greater than the initial price.[4]

➢    We will deliver to you the share delivery amount (and, if applicable, cash in lieu of fractional shares) at maturity for each Note you own if both of the following are true: (i) the closing price of the applicable underlying equity falls below the trigger price on any trading day during the observation period, and (ii) the closing price of the applicable underlying equity on the final valuation date is less than the initial price.

The principal protection feature on your Notes is contingent. You may receive shares at maturity that will in all likelihood be worth less than your principal or may have no value at all.

Closing Price	On any trading day, the last reported sale price of the underlying equity on the principal national securities exchange on which it is listed for trading.
Initial Price	The closing price on the trade date of the underlying equity on the principal national securities exchange on which it is listed for trading.
Observation Period	The period starting on the trade date and ending on, and including, the final valuation date.
Business Day Convention	Modified following, unadjusted. Meaning that any payment required to be made on any coupon payment date that is not a business day will be made on the next succeeding business day, unless that day falls in the next calendar month, in which case it will be made on the first preceding business day, with the same effect as if paid on the original due date.
Business Day	Each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Determining Payment at Maturity for the Offering of the Notes

You will receive the share delivery amount (and, if applicable, cash in lieu of fractional shares) for each Note you own (subject to adjustments in the case of certain corporate events, as described in the accompanying Reverse Convertibles product supplement and this free writing prospectus).

♦	If the market price of the underlying equity on the maturity date is less than the initial price, the shares you receive at maturity will be worth less than the principal amount of your Notes.

The principal protection feature on your Notes is contingent. If the final price of the underlying equity is below the trigger price, the shares you may receive at maturity will in all likelihood be worth less than your principal or may have no value at all.

[1]

In the event that we make any change to the expected trade date and settlement date, the final valuation date and maturity date will be changed to ensure that the stated term of the Notes remains the same.

[2]	Coupon payments will be determined on a 30/360 calendar day convention.

[3]

If you receive the share delivery at maturity, we will pay cash in lieu of delivering any fractional shares of the underlying equity in an amount equal to that fraction multiplied by the closing price of the underlying equity on the final valuation date.

[4]	The contingent protection is provided by UBS, and, therefore, is dependent on the ability of UBS to satisfy its obligations when due.

 Investor Suitability

The Notes may be suitable for you if:

♦	You have a moderate to high risk tolerance.

♦	You seek exposure to the gold and silver ore mining industry.

♦

You are willing to receive shares of the underlying equity at maturity that will in all likelihood be worth less than your principal or may have no value at all; meaning you may lose some or all of your principal.

♦	You believe the market price of the underlying equity is not likely to appreciate by more than the sum of the coupons paid on the Notes.

♦	You believe the closing price of the underlying equity is not likely to fall below the trigger price at any time during the observation period.

♦	You are willing to make an investment that will be exposed to the same downside price risk as an investment in the underlying equity.

♦	You are willing to accept the risk of fluctuations in the market price of the underlying equity.

♦	You are willing to invest in the Note based on the anticipated coupon rate (the actual coupon rate will be determined on the trade date).

♦	You are willing to hold the Notes to maturity, a term of 6 months, and accept that there may be little or no secondary market for the Notes.

♦	You are comfortable with the creditworthiness of UBS, as Issuer of the Notes.

The Notes may not be suitable for you if:

♦	You seek an investment that is 100% principal protected.

♦	You do not seek exposure to the gold and silver ore mining industry.

♦	You are not willing to receive shares of the underlying equity at maturity that will in all likelihood be worth less than your principal or may have no value at all.

♦	You believe the market price of the underlying equity is likely to appreciate by more than the sum of the coupons paid on the Notes.

♦	You believe the closing price of the underlying equity is likely to fall below the trigger price during the observation period.

♦	You are not willing to accept the risks of owning equities in general and the underlying equity in particular.

♦	You prefer lower risk and, therefore, accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦	You are unable or unwilling to hold the Notes to maturity, a term of 6 months.

♦	You seek an investment for which there will be an active secondary market.

♦	You are not willing or are unable to assume the credit risk associated with UBS, as Issuer of the Notes.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the ‘‘Key Risks’’ beginning on page 6 of this free writing prospectus for risks related to an investment in the Notes.

 What are the Tax Consequences of the Notes?

The United States federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-40 of the Reverse Convertibles product supplement. The following discussion supplements the discussion in “Supplemental U.S. Tax Considerations” on page PS-40 of the Reverse Convertibles product supplement.

The United States federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and UBS hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent short-term debt instrument and a put option contract in respect of the underlying equity. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Debt component — Amounts treated as interest on the debt component would be subject to the general rules governing interest payments on short term notes and would be required to be accrued by accrual-basis taxpayers (and cash-basis taxpayers that elect to accrue interest currently) on either the straight-line method, or, if elected, the constant yield method, compounded daily. Cash-basis taxpayers would include interest into income upon receipt of such interest.

Put option component — The put option component would generally not be taxed until sale or maturity. At maturity, the put option component would be taxed either as a short-term capital gain if the principal is repaid in cash or as a reduction of the cost basis of the shares if shares are delivered.

With respect to coupon payments you receive, you agree to treat such payments as consisting of interest on the debt component and a payment with respect to the put option as follows:

Underlying Equities	Coupon Rate per Annum (to be determined on trade date)	Interest on Debt Component per Annum	Put Option Component per Annum
Market Vectors Gold Miners ETF®	[10.25]%	•%	•%

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the United States federal income tax treatment, it is possible that your Notes could be treated as a single contingent short-term debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in “Supplemental U.S. Tax Considerations” on page PS-40 of the Reverse Convertibles product supplement for a more detailed description of the tax treatment of your Notes.

In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Notes. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. It is not clear whether the notice applies to instruments such as the Notes. Legislation has also been proposed which would require the holders of certain prepaid forward contracts to accrue ordinary income over the term of the contract. Furthermore, it is not possible to determine what guidance or legislation will ultimately be issued or adopted, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, UBS intends to treat your Notes for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” on page PS-40 of the Reverse Convertibles product supplement unless and until such time as some other treatment is more appropriate.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including the consequences of a sale or exchange of the Notes, please see the discussion under “Supplemental U.S. Tax Considerations” on page PS-40 of the Reverse Convertibles product supplement and consult your tax advisor.

 Key Risks

An investment in any offering of the Notes involves significant risks. Some of the risks that apply to the offering of the Notes are summarized here, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section beginning of page PS-11 of the Reverse Convertibles product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦

Risk of loss of contingent protection — Your principal will be protected only if the Notes are held until maturity and either of the following is true: (i) the closing price of the underlying equity never falls below the trigger price on any trading day during the observation period or (ii) the closing price of the underlying equity on the final valuation date is equal to or greater than the initial price. If the closing price of the underlying equity falls below the trigger price on any trading day during the observation period, the contingent protection feature will be eliminated and you will be fully exposed at maturity to any decline in the market price of the underlying equity. Greater expected volatility with respect to a Note’s underlying equity reflects a higher expectation as of the trade date that such equity could fall below its trigger price over the term of the Note. This greater expected risk will generally be reflected in a higher coupon payable on such Note. An equity’s volatility can change significantly over the term of the Notes. The price of the underlying equity for your Note could fall sharply, which could result in a significant or total loss of principal.

♦

Credit of UBS — The Notes are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any contingent protection provided at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Notes and, in the event UBS were to default on its obligations, you may not receive the principal protection or any other amounts owed to you under the terms of the Notes.

♦

The amount you receive on the Notes at maturity will generally not exceed their stated principal amount — Even though you will be subject to the risk of a decline in the price of the underlying equity, you will generally not participate in any appreciation in the price of the underlying equity. Your return on the Notes will not exceed the coupon payable on the Notes except for the situation in which (1) the closing price of the underlying equity is less than the trigger price on at least one day during the observation period, (2) the closing price of the underlying equity is less than the initial price on the final valuation date (and, therefore, you receive shares instead of cash at maturity) and (3) the market price of the underlying equity recovers during the short period between the final valuation date and the maturity date such that the market price of the underlying equity on the maturity date is greater than the initial price. Such an increase in price is not likely to occur.

♦

Single ETF risk — The price of the underlying equity can rise or fall sharply due to factors specific to the underlying equity, such as volatility, earnings, financial conditions, corporate, industry and regulatory developments, and other events affecting the companies whose common shares or American depositary receipts make up the components of the NYSE Arca Gold Miners Index.

♦

Since its inception, the underlying equity has experienced periods of significant volatility — If the underlying equity continues to experience significant volatility, the likelihood increases that either (i) the closing price will fall below the trigger price during the observation period and (ii) the closing price on the final valuation date is less than the initial price, eliminating the contingent protection and exposing you to the loss of some or all of your principal.

♦

The value of the underlying equity may not completely track the value of the shares of the securities in which the underlying equity invests — Although the trading characteristics and valuations of the underlying equity will usually mirror the characteristics and valuations of the shares of the securities in which the underlying equity invests, the value of the underlying equity may not completely track the value of the shares of the securities in which the underlying equity invests. The value of the underlying equity will reflect transaction costs and fees that the shares of the securities in which the underlying equity invests do not have. In addition, although the underlying equity may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the underlying equity or that there will be liquidity in the trading market.

♦

Fluctuation of NAV — The net asset value (the “NAV”) of the underlying equity may fluctuate with changes in the market value of the underlying equity’s securities holdings. The market price of the underlying equity may fluctuate in accordance with changes in NAV and supply and demand on the applicable stock exchanges. In addition, the market price of one share of the underlying equity may differ from its NAV per share; shares of the underlying equity may trade at, above or below their NAV per share.

♦

Failure of the underlying equity to track the level of the NYSE Arca Gold Miners Index — While the shares of the underlying equity are designed and intended to track the level of the NYSE Arca Gold Miners Index, various factors, including fees and other transaction costs, will prevent the shares of the underlying equity from correlating exactly with changes in the level of the NYSE Arca Gold Miners Index. Accordingly, the performance of the underlying equity will not be equal to the performance of the NYSE Arca Gold Miners Index during the term of the Notes.

♦

Risks associated with the gold and silver mining industries — All or substantially all of the equity securities held by the underlying equity are issued by gold or silver mining companies. Because the Notes are linked to the performance of the underlying equity, an investment in these Notes will be concentrated in the gold and silver mining industries. Competitive pressures may have a significant effect on the financial condition of companies in these industries. Also, these companies are highly dependent on the price of gold or silver, as applicable. These prices fluctuate widely and may be affected by numerous factors. Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or

6

other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. Factors affecting silver prices include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market.

♦

Relationship to gold bullion — The underlying equity measures the performance of shares of gold and silver mining companies and not gold bullion. The underlying equity may under- or over-perform gold bullion over the short-term or the long-term.

♦

There may be little or no secondary market for the Notes — The offering of the Notes will not be listed or displayed on any securities exchange or any electronic communications network. A secondary trading market for the Notes may not develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

♦

Owning the Notes is not the same as owning the underlying equity — The return on your Notes may not reflect the return you would realize if you actually owned the underlying equity. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying equity over the term of your Notes. Furthermore, the underlying equity may appreciate substantially during the observation period and you will not participate in such appreciation.

♦

Price prior to maturity — The market price of your Notes will be influenced by many unpredictable and interrelated factors, including the market price of the underlying equity and the expected price volatility of the underlying equity, the dividend rate on the underlying equity, the time remaining to the maturity of your Notes, interest rates, geopolitical conditions, economic, financial and political, regulatory or judicial events.

♦

Impact of fees on secondary market prices — Generally, the market price of the Notes in the secondary market is likely to be lower than the initial public offering price of the Notes, since the issue price included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

♦

Potential UBS impact on market price of underlying equity — Trading or transactions by UBS or its affiliates in the underlying equity and/or over-the-counter options, futures or other instruments with return linked to the performance of the underlying equity may adversely affect the market price of the underlying equity and, therefore, the market value of the Notes.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the underlying equity, which may present a conflict between the obligations of UBS and you, as a holder of the Notes. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates have recently published research or other opinions that may be inconsistent with the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying equity to which the Notes are linked.

♦

Industry concentration — The common stocks and American depositary receipts included in the underlying equity are concentrated in a single sector, gold mining. Investment in the Notes will increase your portfolio’s exposure to fluctuations in the gold mining sector.

♦

Limited operating history — The underlying equity has a limited operating history, having commenced on May 22, 2006. Although the shares of the underlying equity are listed for trading, there is no assurance that an active trading market will continue for the shares of the underlying equity or that there will be liquidity in the trading market, which could have a negative affect on the market value of shares (if any) that you could receive at maturity.

♦

Antidilution adjustments — Although the calculation agent will adjust the amount payable at maturity by adjusting the number of shares of the underlying equity that may be delivered for certain corporate events affecting the underlying equity, such as stock splits and stock dividends, and certain other actions involving the underlying equity, the calculation agent is not required to make an adjustment for every corporate event that can affect the underlying equity. If an event occurs that does not require the calculation agent to adjust the number of shares of underlying equity that may be delivered at maturity, the market value of your Notes and the payment at maturity may be materially and adversely affected.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section above entitled “What Are the Tax Consequences of the Notes?” and the section entitled “Supplemental U.S. Tax Considerations” on page PS-40 of the Reverse Convertibles product supplement and consult your tax advisor about your tax situation.

7

 Hypothetical Examples

Hypothetical Examples — Note Returns at Maturity

The following examples illustrate the payment at maturity on a hypothetical offering of the Notes assuming the following*:

Term:	6 months
Principal amount:	$1,000 per Note
Coupon rate per annum**:	10.25% (or $8.54 per period)
Initial price of the underlying equity:	$40 per share
Trigger price:	$32 (80% of the initial price)
Share Delivery Amount:	25 shares of the underlying equity (principal amount per Note/initial price)
Dividend yield on the underlying equity***:	0.5%

*	Actual coupon rate and terms for the Notes to be set on the trade date.

**	Coupon payments will be paid monthly in arrears in six installments during the term of the Notes on an unadjusted basis.

***	Dividend yield assumed received by holders of the underlying equity during the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying equity may vary from the assumed dividend yield used for purposes of the following examples.

Scenario #1: The closing price of the underlying equity never falls below the trigger price of $32 during the observation period.

Since the closing price of the underlying equity did not fall below the trigger price of $32 on any trading day during the observation period, principal is protected and you will receive at maturity a cash payment equal to the principal amount of the Notes. This investment would outperform an investment in the underlying equity if the price appreciation of the underlying equity (plus dividends, if any) is less than 5.13%.

If the closing price of the underlying equity on the final valuation date is $40 (no change in the price of the underlying equity):

Payment at Maturity:	$1,000
Coupons :	$51.25	($8.54 x 6 = $51.25)

Total:	$1,051.25
Total Return on the Notes:	5.13%

In this example, the total return on the Notes is 5.13% while the total return on the underlying equity is 0.5% (including dividends).

If the closing price of the underlying equity on the final valuation date is $44 (an increase of 10%):

Payment at Maturity:	$1,000
Coupons :	$51.25	($8.54 x 6 = $51.25)

Total:	$1,051.25
Total Return on the Notes:	5.13%

In this example, the total return on the Notes is 5.13% while the total return on the underlying equity is 10.5% (including dividends).

If the closing price of the underlying equity on the final valuation date is $34 (a decline of 15%):

Payment at Maturity:	$1,000
Coupons :	$51.25	($8.54 x 6 = $51.25)

Total:	$1,051.25
Total Return on the Notes:	5.13%

In this example, the total return on the Notes is 5.13% while the total return on the underlying equity is a loss of 14.5% (including dividends).

Scenario #2: The closing price of the underlying equity falls below the trigger price of $32 during the observation period.

When the closing price of the underlying equity falls below the trigger price of $32 on one or more trading days during the observation period and the closing price of the underlying equity on the final valuation date is (i) less than the initial price, you will receive at maturity the share delivery amount for every Note that you hold or (ii) is equal to or greater than the initial price, you will receive at maturity a cash payment equal to the principal amount of the Notes that you hold.

8

If the closing price of the underlying equity on the final valuation date is $18 (a decline of 55%):

Value of shares received as of the final valuation date:	$450
Coupons :	$51.25	($8.54 x 6 = $51.25)

Total:	$501.25
Total Return on the Notes:	-49.88%

In this example, the total return on the Notes (measured as of the final valuation date) is a loss of 49.88% while the total return on the underlying equity is a loss of 54.5% (including dividends and measured as of the final valuation date). Please note that this example does not account for any change in the market price of the underlying equity between the final valuation date and the maturity date.

If the closing price of the underlying equity on the final valuation date is $40 (no change in the price of the underlying equity):

Payment at Maturity:	$1,000
Coupons :	$51.25	($8.54 x 6 = $51.25)

Total:	$1,051.25
Total Return on the Notes:	5.13%

In this example, even though the closing price of the underlying equity was less than the trigger price on one or more trading days during the observation period, because the closing price of the underlying equity on the final valuation date was equal to the initial price, you will receive at maturity a cash payment equal to the principal amount of the Notes that you hold. In such case, the total return on the Notes is 5.13% while the total return on the underlying equity is 0.5% (including dividends).

If the closing price of the underlying equity on the final valuation date is $44 (an increase of 10%):

Payment at Maturity:	$1,000
Coupons :	$51.25	($8.54 x 6 = $51.25)

Total:	$1,051.25
Total Return on the Notes:	5.13%

In this example, even though the closing price of the underlying equity was less than the trigger price on one or more trading days during the observation period, because the closing price of the underlying equity on the final valuation date was greater than the initial price, you will receive at maturity a cash payment equal to the principal amount of the Notes that you hold. In such case, the total return on the Notes is 5.13% while the total return on the underlying equity is 10.5% (including dividends).

9

 Hypothetical Return Table of Notes at Maturity

The table below is based on the following assumptions*:

Term:	6 months
Principal amount:	$1,000 per Note
Coupon rate per annum**:	10.25% (or $8.54 per period)
Initial price of the underlying equity:	$40 per share
Trigger price:	$32 (80% of the initial price)
Share Delivery Amount:	25 shares of the underlying equity (principal amount per Note/initial price)
Dividend yield on the underlying equity***:	0.5%

*	Actual coupon rate and terms for the Notes to be set on the trade date.

**	Coupon payment will be paid monthly in arrears in six installments during the term of the Notes on an unadjusted basis.

***	Dividend yield assumed received by holders of the underlying equity during the term of the Notes. The assumed dividend yield represents a hypothetical dividend return and is not a full annualized yield. The actual dividend yield for any underlying equity may vary from the assumed dividend yield used for purposes of the following examples.

Underlying Equity			Trigger Event Does Not Occur(1)		Trigger Event Occurs(2)
Final Equity Price(3)	Equity Price Return(4)	Total Return on Equity(5)	Cumulative Payment on the Notes	Total Return on the Notes(6)	Cumulative Payment on the Notes(7)	Total Return on the Notes
$60.00	50%	50.5%	$1,051.25	5.13%	$1,051.25	5.13%
$58.00	45%	45.5%	$1,051.25	5.13%	$1,051.25	5.13%
$56.00	40%	40.5%	$1,051.25	5.13%	$1,051.25	5.13%
$54.00	35%	35.5%	$1,051.25	5.13%	$1,051.25	5.13%
$52.00	30%	30.5%	$1,051.25	5.13%	$1,051.25	5.13%
$50.00	25%	25.5%	$1,051.25	5.13%	$1,051.25	5.13%
$48.00	20%	20.5%	$1,051.25	5.13%	$1,051.25	5.13%
$46.00	15%	15.5%	$1,051.25	5.13%	$1,051.25	5.13%
$44.00	10%	10.5%	$1,051.25	5.13%	$1,051.25	5.13%
$42.00	5%	5.5%	$1,051.25	5.13%	$1,051.25	5.13%
$40.00	0%	0.5%	$1,051.25	5.13%	$1,051.25	5.13%
$38.00	-5%	-4.5%	$1,051.25	5.13%	$1,001.25	0.13%
$36.00	-10%	-9.5%	$1,051.25	5.13%	$951.25	-4.88%
$34.00	-15%	-14.5%	$1,051.25	5.13%	$901.25	-9.88%
$32.00	-20%	-19.5%	$1,051.25	5.13%	$851.25	-14.88%
$30.00	-25%	-24.5%	n/a	n/a	$801.25	-19.88%
$28.00	-30%	-29.5%	n/a	n/a	$751.25	-24.88%
$26.00	-35%	-34.5%	n/a	n/a	$701.25	-29.88%
$24.00	-40%	-39.5%	n/a	n/a	$651.25	-34.88%
$22.00	-45%	-44.5%	n/a	n/a	$601.25	-39.88%
$20.00	-50%	-49.5%	n/a	n/a	$551.25	-44.88%
$18.00	-55%	-54.5%	n/a	n/a	$501.25	-49.88%
$16.00	-60%	-59.5%	n/a	n/a	$451.25	-54.88%
$14.00	-65%	-64.5%	n/a	n/a	$401.25	-59.88%
$12.00	-70%	-69.5%	n/a	n/a	$351.25	-64.88%
(1)	A trigger event does not occur if the closing price of the underlying equity never falls below the trigger price on any trading day during the observation period.

(2)	A trigger event occurs if the closing price of the underlying equity falls below the trigger price on at least one trading day during the observation period.

(3)	The final equity price is the closing price of the underlying equity as of the final valuation date.
(4)	The equity price return range is provided for illustrative purposes only. The actual equity price return may be below -70% and you therefore may lose up to 100% of your principal amount.

(5)	The total return on equity includes a 0.5% cash dividend payment.

(6)	The total return on the Notes includes coupon payments.

(7)	If the closing price of the underlying equity on the final valuation date is less than the initial price, payment at maturity will consist, in part, of shares of the underlying equity. The market price of any shares of the underlying equity that you receive on the maturity date may be higher or lower than the closing price of such shares on the final valuation date. Please note that this hypothetical return table does not account for any change in the market price of the underlying equity between the final valuation date and the maturity date.

10

 Information about each Underlying Equity

All disclosures contained in this free writing prospectus regarding the underlying equity are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any underlying equity contained in this free writing prospectus. You should make your own investigation into the underlying equity.

Included on the following pages is a brief description of the underlying equity issuer of the underlying equity. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for the underlying equity. The information given below is for the four calendar quarters in each of 2006, 2007, 2008, and 2009, where available. Partial data is provided for the first calendar quarter of 2010. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying equity as an indication of future performance.

The shares of the underlying equity are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the underlying equity issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the underlying equity issuer under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

11

 Market Vectors Gold Miners ETF®

We have derived all information contained in this free writing prospectus regarding the underlying equity and the Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust, Van Eck Securities Corporation, and Van Eck Associates Corporation (‘‘Van Eck’’). We make no representations or warranty as to the accuracy or completeness of the information derived from public sources.

The Market Vectors Gold Miners ETF® (the ‘‘underlying equity’’) is an investment portfolio maintained and managed by Market Vectors ETF Trust (the ‘‘Trust’’) and advised by Van Eck Associates Corporation. The Trust is a registered open-end investment company that consists of numerous separate investment portfolios, including the underlying equity. The underlying equity is an exchange traded fund that trades on the NYSE Arca under the ticker symbol ‘‘GDX.’’

The underlying equity seeks to replicate as closely as possible the performance of the NYSE Arca Gold Miners Index (the ‘‘Index’’) by investing in a portfolio of securities that generally replicates the Index.

The Index, calculated by NYSE Arca, is a modified market capitalization-weighted index consisting of common stocks and American depository receipts (ADRs) of publicly traded companies involved primarily in mining for gold. The Index includes common stocks and ADRs of selected companies with market capitalizations greater than $100 million that have an average daily volume of at least 50,000 shares over the past six months. The underlying equity is passively managed and may not hold each Index component in the same weighting as the Index.

Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-123257 and 811-10325, respectively, or CIK code 0001137360 through the SEC’s website at http://www.sec.gov. Information from outside sources is not incorporated by reference in, and should not be considered a part of, this free writing prospectus or any accompanying prospectus.

The payment you receive at maturity on the Notes will be based on the value of the shares of the underlying equity.

Because you may receive shares of the underlying equity as the payment due to you at the maturity of the Notes, in making your decision to invest in the Notes you should review the prospectus related to the underlying equity, dated May 1, 2009 (‘‘the GDX Prospectus’’) attached to this free writing prospectus as Annex A. In making your decision to invest in the Notes you should pay particular attention to the section of the GDX Prospectus entitled ‘‘Market Vectors Gold Miners ETF — Principal Risks of Investing in the Fund.’’

Historical Information

The following table sets forth the quarterly high and low closing prices for the underlying equity, based on daily closing prices on the NYSE Arca, as reported by Bloomberg. The underlying equity’s closing price on February 22, 2010 was $44.28. The actual initial price will be the closing price of the underlying equity on the trade date.

Quarter Begin		Quarter End		Quarterly High	Quarterly Low	Quarterly Close
5/22/2006		6/30/2006		$39.14	$32.25	$38.70
7/3/2006		9/29/2006		$42.10	$33.46	$35.65
10/2/2006		12/29/2006		$42.12	$33.77	$39.91
1/3/2007		3/30/2007		$42.28	$36.67	$39.42
4/2/2007		6/29/2007		$42.74	$37.03	$37.89
7/2/2007		9/28/2007		$45.80	$34.65	$45.10
10/1/2007		12/31/2007		$52.48	$42.64	$45.85
1/2/2008		3/31/2008		$56.29	$46.42	$47.75
4/1/2008		6/30/2008		$51.40	$42.38	$48.52
7/1/2008		9/30/2008		$50.84	$27.95	$34.08
10/1/2008		12/31/2008		$33.96	$16.38	$33.88
1/2/2009		3/31/2009		$38.48	$28.13	$36.79
4/1/2009		6/30/2009		$44.44	$30.87	$37.67
7/1/2009		9/30/2009		$47.88	$35.05	$45.18
10/1/2009		12/31/2009		$54.65	$41.77	$46.21
1/4/2010	*	2/22/2010	*	$50.17	$40.22	$44.28
*	As of the date of this free writing prospectus available information for the first calendar quarter of 2010 includes data for the period from January 4, 2010 through February 22, 2010. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2010.

12

The graph below illustrates the performance of the underlying equity from May 31, 2006 through February 22, 2010, based on information from Bloomberg. The dotted line represents a hypothetical trigger price of $35.42, equal to 80% of the closing price on February 22, 2010. The actual trigger price will be based on the closing price of the underlying equity on the trade date. Past performance of the underlying equity is not indicative of the future performance of the underlying equity.

13

 Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

As of September 30, 2009 (unaudited)	CHF	USD
	(in millions)

Debt
Debt issued(1)	245,630	236,941

Total Debt	245,630	236,941
Minority Interest(2)	7,720	7,447
Shareholders’ equity	39,536	38,138

Total capitalization	292,886	282,526

(1)	includes Money Market Paper and Medium Term Notes as per Balance sheet position

(2)	includes Trust preferred securities

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.96463 (the exchange rate in effect as of September 30, 2009).

 Supplemental Plan of Distribution (Conflicts of Interest)

We will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase, all of the Notes at the price indicated on the cover of the final pricing supplement, the document that will be filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC intends to resell the Notes to securities dealers at a discount from the price to public up to the underwriting discount set forth on the cover of this free writing prospectus.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of NASD Rule 2720. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of NASD Rule 2720. Consequently, the offering is being conducted in compliance with the provisions of Rule 2720. UBS Securities LLC is not permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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ANNEX A

MARKET VECTORS ETF TRUST

The Securities and Exchange Commission (“SEC”) has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus offers shares of Market Vectors ETF Trust (the “Trust”). The Trust currently has 28 investment portfolios. This Prospectus relates to shares of eight portfolios: Market Vectors Agribusiness ETF, Market Vectors Coal ETF, Market Vectors Global Alternative Energy ETF, Market Vectors Gold Miners ETF, Market Vectors Nuclear Energy ETF, Market Vectors RVE Hard Assets Producers ETF, Market Vectors Solar Energy ETF and Market Vectors Steel ETF (each, a “Fund” and together, the “Funds”).

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer of a Fund’s shares, and, if given or made, the information or representations must not be relied upon as having been authorized by a Fund. Neither the delivery of this Prospectus nor any sale of shares of a Fund shall under any circumstance imply that the information contained herein is correct as of any date after the date of this Prospectus.

Dealers effecting transactions in a Fund’s shares, whether or not participating in this distribution, may be generally required to deliver a Prospectus. This is in addition to any obligation of dealers to deliver the Prospectus when acting as underwriters.

Market Vectors Agribusiness ETF, Market Vectors Coal ETF, Market Vectors Global Alternative Energy ETF, Market Vectors Gold Miners ETF, Market Vectors Nuclear Energy ETF, Market Vectors RVE Hard Assets Producers ETF, Market Vectors Solar Energy ETF and Market Vectors Steel ETF are distributed by Van Eck Securities Corporation and seek to track the DAXglobal® Agribusiness Index, Stowe Coal IndexSM, Ardour Global IndexSM (Extra Liquid), NYSE Arca Gold Miners Index, DAXglobal® Nuclear Energy Index, The RogersTM –Van Eck Hard Assets Producers Index, Ardour Solar Energy IndexSM and NYSE Arca Steel Index, respectively.

The DAXglobal® Agribusiness Index and DAXglobal® Nuclear Energy Index are published by Deutsche Börse AG. The NYSE Arca Gold Miners Index and NYSE Arca Steel Index are published by NYSE Euronext. The Ardour Global IndexSM (Extra Liquid) and Ardour Solar Energy IndexSM are published by Ardour Global Indexes LLC (“Ardour”). The Stowe Coal IndexSM is published by Stowe Global Indexes LLC (“Stowe”).

Deutsche Börse AG, NYSE Euronext, Ardour and Stowe are referred to herein as the “Index Providers.” The Index Providers do not sponsor, endorse, or promote the Funds and bear no liability with respect to the Funds or any security.

The information contained herein regarding the DAXglobal® Agribusiness Index, Stowe Coal IndexSM, Ardour Global IndexSM (Extra Liquid), NYSE Arca Gold Miners Index, DAXglobal® Nuclear Energy Index, The RogersTM–Van Eck Hard Assets Producers Index, Ardour Solar Energy IndexSM and NYSE Arca Steel Index was provided by each respective Index Provider, while the information contained herein regarding the securities markets and The Depository Trust Company (“DTC”) was obtained from publicly available sources.

This Prospectus, dated May 1, 2009, explains concisely the information you ought to know before investing in a Fund. We suggest that you keep it for future reference.

iii

iv

v

OVERVIEW OF THE TRUST

Market Vectors ETF Trust (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), currently consisting of 28 investment portfolios. This Prospectus relates to the following eight portfolios of the Trust: Market Vectors Agribusiness ETF, Market Vectors Coal ETF, Market Vectors Global Alternative Energy ETF, Market Vectors Gold Miners ETF, Market Vectors Nuclear Energy ETF, Market Vectors RVE Hard Assets Producers ETF, Market Vectors Solar Energy ETF and Market Vectors Steel ETF (each a “Fund” and together, the “Funds”). Van Eck Associates Corporation (the “Adviser”) is the investment adviser to the Funds.

The shares of the Funds (the “Shares”) are listed for trading on NYSE Arca, Inc. (“NYSE Arca”), and trade in the secondary market at prices that may differ to some degree from the net asset value (“NAV”) of the Shares. Unlike conventional mutual funds, the Trust issues and redeems Shares of the Funds on a continuous basis at NAV only in large specified blocks each called a Creation Unit. Creation Units are issued and redeemed principally in-kind for securities generally included in a Fund’s Index. Except when aggregated in Creation Units, Shares are not redeemable securities of the Trust.

The Funds may be suitable for long term investment in the market or market segment represented by each Fund’s respective Index. Shares of the Funds may also be used as an asset allocation or speculative trading vehicle. Unlike many conventional mutual funds which are only bought and sold at closing NAVs, the Shares have been designed to be tradable in a secondary market on an intraday basis and to be created and redeemed in-kind in Creation Units at each day’s market close. These arrangements are designed to protect ongoing shareholders from adverse effects on a Fund’s portfolio that could arise from frequent cash purchase and redemption transactions that affect the NAV of the Fund. Moreover, in contrast to conventional mutual funds where frequent redemptions can have an adverse tax impact on taxable shareholders because of the need to sell portfolio securities which, in turn, may generate taxable gain, the in-kind redemption mechanism of the Funds, to the extent used, generally is not expected to lead to a tax event for shareholders.

MARKET VECTORS AGRIBUSINESS ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the DAXglobal® Agribusiness Index (the “Agribusiness Index”). For a further description of the Agribusiness Index, see “DAXglobal® Agribusiness Index.”

Principal Investment Policy.  The Fund will normally invest at least 80% of its total assets in equity securities of U.S. and foreign companies primarily engaged in the business of agriculture. Companies primarily engaged in the agriculture business include those engaged in agriproduct operations, livestock operations, agriculture chemicals, providing or transporting agricultural equipment, and providing or transporting ethanol/biodiesel, and which derive at least 50% of their total revenues from such activities. Such companies may include small- and medium-capitalization companies. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Agribusiness Index by investing in a portfolio of securities that generally replicate the Agribusiness Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Agribusiness Index in proportion to their weightings in the Agribusiness Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Agribusiness Index. There also may be instances in which the Adviser may choose to overweight another security in the Agribusiness Index, purchase securities not in the Agribusiness Index which the Adviser believes are appropriate to substitute for certain securities in the Agribusiness Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Agribusiness Index. The Fund may sell securities that are represented in the Agribusiness Index in anticipation of their removal from the Agribusiness Index or purchase securities not represented in the Agribusiness Index in anticipation of their addition to the Agribusiness Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Agribusiness Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund will normally invest at least 95% of its total assets in securities that comprise the Agribusiness Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and other regulatory requirements.

Sales as a result of Agribusiness Index changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.  The Agribusiness Index is comprised of companies with market capitalizations greater than $150 million that have a worldwide average daily trading volume of at least $1 million (over the past six months as well as over each of the past two months) and have maintained a monthly trading volume of 250,000 shares over the past six months. The total market capitalization of the Agribusiness Index as of March 31, 2009 was in excess of $240 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Agribusiness Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the Statement of Additional Information (“SAI”) under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

AGRIBUSINESS ETF (continued)

Principal Risks of Investing in the Fund

Risk of Investing in Agriculture Investments.  Economic forces, including forces affecting the agricultural commodity, energy and financial markets, as well as government policies and regulations affecting the agricultural sector and related industries, could adversely affect the Fund’s portfolio companies and, thus, the Fund’s financial situation and profitability. Agricultural production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities and commodity products, can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, the Fund’s portfolio companies must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations may be enacted in the future and such changes could have a material adverse effect on the business of the Fund’s portfolio companies.

Risk of Investing in Foreign Securities.  Investments in the securities of non-U.S. issuers involve risks beyond those associated with investments in U.S. securities. These additional risks include greater market volatility, the availability of less reliable financial information, higher transactional and custody costs, taxation by foreign governments, decreased market liquidity and political instability. Foreign issuers are often subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping than are U.S. issuers, and therefore, not all material information will be available. Securities exchanges or foreign governments may adopt rules or regulations that may negatively impact the Fund’s ability to invest in foreign securities or may prevent the Fund from repatriating its investments. In addition, the Fund may not receive shareholder communications or be permitted to vote the securities that it holds, as the issuers may be under no legal obligation to distribute them.

Because the Fund invests in securities denominated in foreign currencies and much of the income received by the Fund will be in foreign currencies, changes in currency exchange rates may negatively impact the Fund’s returns. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, the Fund’s exposure to foreign currencies may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk. Moreover, the Fund may incur costs in connection with conversions between U.S. dollars and foreign currencies. The Fund may, but is not obligated to, invest in derivative instruments to lock in certain currency exchange rates from time to time.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Agribusiness Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Agribusiness Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Agribusiness Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Agribusiness Index, the Fund’s return may deviate significantly from the return of the Agribusiness Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Agribusiness Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Agribusiness Index. The Fund is expected to fair value the foreign securities it holds. See “Shareholder Information–Determination of NAV.” To the extent the Fund calculates its NAV based on fair value prices and the value of the Agribusiness Index is based on the securities’ closing price on local foreign markets (i.e., the value of the Agribusiness Index is not based on fair value prices), the Fund’s ability to track the Agribusiness Index may be adversely affected. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Agribusiness Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Agribusiness Index as would be the case if the Fund purchased all the securities in the Agribusiness Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Agribusiness Index the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Agribusiness Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Agribusiness Index. The Agribusiness Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Agribusiness Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Agribusiness Index. As of March 31, 2009, the Agribusiness Index included 44 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the agribusiness industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

AGRIBUSINESS ETF Performance

Performance

The bar chart that follows shows how the Fund performed for the last calendar year. The table below the bar chart shows the Fund’s average annual returns (before and after taxes). The bar chart and table provide an indication of the risks of investing in the Fund by showing the Fund’s performance and by showing how the Fund’s average annual returns for one year compared with a broad measure of market performance. All returns assume reinvestment of dividends and distributions. The Fund’s past performance (before and after income taxes) is not necessarily indicative of how the Fund will perform in the future.

*	The bar chart above includes only the complete calendar year following inception. The best and worst quarters above include numbers from complete calendar years only.

Average Annual Total Returns
for the Periods Ended December 31, 2008
	Past One Year	Since Inception*
Market Vectors Agribusiness ETF (return before taxes)	-50.64%	-24.71%
Market Vectors Agribusiness ETF (return after taxes on distributions)	-50.81%	-24.91%
Market Vectors Agribusiness ETF (return after taxes on distributions and sale of Fund Shares)	-32.91%	-20.96%
DAXglobal® Agribusiness Index (reflects no deduction for fees, expenses or taxes)	-51.39%	-24.99%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	-36.99%	-29.07%

*	The Fund commenced operations on August 31, 2007.

The Fund’s investment objective, risks and expenses should also be considered when comparing investment returns. The Standard & Poor’s 500® Index (“S&P 500® Index”) consists of 500 widely held common stocks, covering four broad sectors (industry, utilities, financials and transportation). It is a market value-weighted index (stock price times shares outstanding), with each stock affecting the S&P 500® Index in proportion to its market value.

Performance data quoted represents past performance. Past performance is not a guarantee of future results; current performance may be higher or lower than performance quoted. Investment returns and principal value will fluctuate and shares, when redeemed, may be worth more or less than their original cost. The Fund’s performance reflects fee waivers, absent which, performance would have been lower.

After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

AGRIBUSINESS ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.09%
Total Annual Fund Operating Expenses(c)	0.59%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.65% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Agribusiness Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Agribusiness Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$ 60
3	189
5	329
10	738

†

The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

AGRIBUSINESS ETF (continued)

Creation Transaction Fees and Redemption Transaction Fees

The Trust issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard creation transaction fee of $1,000 (the “Creation Transaction Fee”) is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard redemption transaction fee of $1,000 (the “Redemption Transaction Fee”) on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operating expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $7,500, $23,625, $41,125 and $92,250 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the National Securities Clearing Corporation (“NSCC”), if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS COAL ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the Stowe Coal IndexSM (the “Coal Index”). For a further description of the Coal Index, see “Stowe Coal IndexSM.”

Principal Investment Policy.  The Fund will normally invest at least 80% of its total assets in equity securities of U.S. and foreign companies principally engaged in the coal industry. Companies principally engaged in the coal industry include those engaged in the mining of coal and/or related activities, including coal transportation, the manufacture of coal mining equipment and the production of clean coal, and which derive more than 50% of their total revenues from such activities. Such companies may include small- and medium-capitalization companies. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Coal Index by investing in a portfolio of securities that generally replicate the Coal Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Coal Index in proportion to their weightings in the Coal Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Coal Index. There also may be instances in which the Adviser may choose to overweight another security in the Coal Index, purchase securities not in the Coal Index which the Adviser believes are appropriate to substitute for certain securities in the Coal Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Coal Index. The Fund may sell securities that are represented in the Coal Index in anticipation of their removal from the Coal Index or purchase securities not represented in the Coal Index in anticipation of their addition to the Coal Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Coal Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund will normally invest at least 95% of its total assets in securities that comprise the Coal Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Coal Index changes could result in the realization of short-or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.  The Coal Index is comprised of companies with market capitalizations greater than $200 million. Stocks whose market capitalization falls below $100 million as of any rebalancing date will be deleted from the Coal Index. Stocks must have a three-month average daily turnover greater than $1 million. The total market capitalization of the Coal Index as of March 31, 2009 was in excess of $112 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Coal Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

Principal Risks of Investing in the Fund

Risk of Investing in the Coal Industry.  The profitability of companies in the coal industry is related to worldwide energy prices, exploration and production spending. Such companies also are subject to risks of changes in exchange rates,

COAL ETF (continued)

government regulation, world events, depletion of resources and economic conditions, as well as market, economic and political risks of the countries where energy companies are located or do business. Coal exploration and mining can be significantly affected by natural disasters. Coal companies may be adversely affected by changes in exchange rates, interest rates, legislative or regulatory changes, world events, and economic conditions, including increased competition affecting the industry. Coal companies may be at risk for environmental damage claims.

Risk of Investing in Foreign Securities.  Investments in the securities of non-U.S. issuers involve risks beyond those associated with investments in U.S. securities. These additional risks include greater market volatility, the availability of less reliable financial information, higher transactional and custody costs, taxation by foreign governments, decreased market liquidity and political instability. Foreign issuers are often subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping than are U.S. issuers, and therefore, not all material information will be available. Securities exchanges or foreign governments may adopt rules or regulations that may negatively impact the Fund’s ability to invest in foreign securities or may prevent the Fund from repatriating its investments. In addition, the Fund may not receive shareholder communications or be permitted to vote the securities that it holds, as the issuers may be under no legal obligation to distribute them.

Because the Fund invests in securities denominated in foreign currencies and much of the income received by the Fund will be in foreign currencies, changes in currency exchange rates may negatively impact the Fund’s returns. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, the Fund’s exposure to foreign currencies may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk. Moreover, the Fund may incur costs in connection with conversions between U.S. dollars and foreign currencies. The Fund may, but is not obligated to, invest in derivative instruments to lock in certain currency exchange rates from time to time.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Coal Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Coal Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Coal Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Coal Index, the Fund’s return may deviate significantly from the return of the Coal Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Coal Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Coal Index. The Fund is expected to fair value the foreign securities it holds. See “Shareholder Information–Determination of NAV.” To the extent the Fund calculates its NAV based on fair value prices and the value of the Coal Index is based on the securities’ closing price on local foreign markets (i.e., the value of the Coal Index is not based on fair value prices), the Fund’s ability to track the Coal Index may be adversely affected. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Coal Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Coal Index as would be the case if the Fund purchased all the securities in the Coal Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Coal Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Coal Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as

COAL ETF Performance

economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Coal Index. The Coal Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Coal Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.   The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Coal Index. As of March 31, 2009, the Coal Index included 32 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the coal industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

Performance

The Fund commenced operations on January 10, 2008 and therefore does not have a performance history for a full calendar year. Visit www.vaneck.com/etf for current performance figures.

COAL ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.12%
Total Annual Fund Operating Expenses(c)	0.62%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.65% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Coal Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Coal Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$ 63
3	$199
5	$346
10	$774

Creation Transaction Fees and Redemption Transaction Fees

The Trust issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an

†	The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operation expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $7,875, $24,875, $43,250 and $96,750 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the Ardour Global IndexSM (Extra Liquid) (the “Ardour Global Index”). For a further description of the Ardour Global IndexSM, see “Ardour Global IndexSM (Extra Liquid).”

Principal Investment Policy.  The Fund will normally invest at least 80% of its total assets in stocks of companies primarily engaged in the business of alternative energy. Alternative energy refers to the generation of power through environmentally friendly, non-traditional sources. It includes power derived principally from bio-fuels (such as ethanol), bio-mass, wind, solar, hydro and geothermal sources and also includes the various technologies that support the production, use and storage of these sources. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed. Under normal market conditions, the Fund intends to invest at least 30% of its assets in the securities of non-U.S. companies located in at least three different countries.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Ardour Global Index by investing in a portfolio of securities that generally replicate the Ardour Global Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Ardour Global Index in proportion to their weightings in the Ardour Global Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Ardour Global Index. There also may be instances in which the Adviser may choose to overweight another security in the Ardour Global Index, purchase securities not in the Ardour Global Index which the Adviser believes are appropriate to substitute for certain securities in the Ardour Global Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Ardour Global Index. The Fund may sell securities that are represented in the Ardour Global Index in anticipation of their removal from the Ardour Global Index or purchase securities not represented in the Ardour Global Index in anticipation of their addition to the Ardour Global Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Ardour Global Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund will normally invest at least 95% of its total assets in securities that comprise the Ardour Global Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Ardour Global Index changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.  The Ardour Global Index represents the 30 stocks in the Ardour Global IndexSM (Composite) with the highest average of daily trading volume and market capitalization. Stocks must have a market capitalization of greater than $100 million. Stocks whose market capitalization falls below $50 million as of any rebalancing date will be deleted from the Ardour Global Index. Stocks must have a three-month average daily trading price greater than $1.00 per share to be included in the Ardour Global IndexSM (Composite). The total market capitalization of the Ardour Global Index as of March 31, 2009 was in excess of $96 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Ardour Global Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

Principal Risks of Investing in the Fund

Risk of Investing in Alternative Energy Investments.  Alternative energy refers to the generation of power through environmentally friendly, non-traditional sources. It includes power derived principally from bio-fuels (such as ethanol), bio-mass, wind, solar, hydro and geothermal sources and also includes the various technologies that support the production, use and storage of these sources.

The alternative energy industry may be significantly affected by the competition from new and existing market entrants, obsolescence of technology, short product cycles, varying prices and profits, commodity price volatility, changes in exchange rates, imposition of import controls, depletion of resources, technological developments and general economic conditions, fluctuations in energy prices and supply and demand of alternative energy fuels, energy conservation, the success of exploration projects and tax and other government regulations. Shares of companies involved in the alternative energy industry have been more volatile than shares of companies operating in more established industries. Certain valuation methods currently used to value companies involved in the alternative energy industries have not been in widespread use for a significant period of time. As a result, the use of these valuation methods may serve to further increase the volatility of certain alternative and transitional energy company share prices. In addition, changes in U.S., European and other governments’ policies towards alternative energy technology also may have an adverse effect on the Fund’s performance. Furthermore, the Fund may invest in the shares of companies with a limited operating history, some of which may never have traded profitably. Investment in young companies with a short operating history is generally riskier than investment in companies with a longer operating history. The Fund will carry greater risk and may be more volatile than a portfolio composed of securities issued by companies operating in a wide variety of different industries.

Risk of Investing in Foreign Securities.  Investments in the securities of non-U.S. issuers involve risks beyond those associated with investments in U.S. securities. These additional risks include greater market volatility, the availability of less reliable financial information, higher transactional and custody costs, taxation by foreign governments, decreased market liquidity and political instability. Foreign issuers are often subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping than are U.S. issuers, and therefore, not all material information will be available. Securities exchanges or foreign governments may adopt rules or regulations that may negatively impact the Fund’s ability to invest in foreign securities or may prevent the Fund from repatriating its investments. In addition, the Fund may not receive shareholder communications or be permitted to vote the securities that it holds, as the issuers may be under no legal obligation to distribute them.

Because the Fund invests in securities denominated in foreign currencies and much of the income received by the Fund will be in foreign currencies, changes in currency exchange rates may negatively impact the Fund’s returns. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, the Fund’s exposure to foreign currencies may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk. Moreover, the Fund may incur costs in connection with conversions between U.S. dollars and foreign currencies. The Fund may, but is not obligated to, invest in derivative instruments to lock in certain currency exchange rates from time to time.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Ardour Global Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Ardour Global Index and incurs costs

GLOBAL ALTERNATIVE ENERGY ETF (continued)

associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Ardour Global Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Ardour Global Index, the Fund’s return may deviate significantly from the return of the Ardour Global Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Ardour Global Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Ardour Global Index. The Fund is expected to fair value the foreign securities it holds. See “Shareholder Information–Determination of NAV.” To the extent the Fund calculates its NAV based on fair value prices and the value of the Ardour Global Index is based on the securities’ closing price on local foreign markets (i.e., the value of the Ardour Global Index is not based on fair value prices), the Fund’s ability to track the Ardour Global Index may be adversely affected. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Ardour Global Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Ardour Global Index as would be the case if the Fund purchased all the securities in the Ardour Global Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Ardour Global Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Ardour Global Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Ardour Global Index. The Ardour Global Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Ardour Global Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Ardour Global Index. As of March 31, 2009, the Ardour Global Index included 30 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the alternative energy industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

GLOBAL ALTERNATIVE ENERGY ETF Performance

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

Performance

The bar chart that follows shows how the Fund performed for the last calendar year. The table below the bar chart shows the Fund’s average annual returns (before and after taxes). The bar chart and table provide an indication of the risks of investing in the Fund by showing the Fund’s performance and by showing how the Fund’s average annual returns for one year compared with a broad measure of market performance. All returns assume reinvestment of dividends and distributions. The Fund’s past performance (before and after income taxes) is not necessarily indicative of how the Fund will perform in the future.

*	The bar chart above includes only the complete calendar year following inception. The best and worst quarters above include numbers from complete calendar years only.

GLOBAL ALTERNATIVE ENERGY ETF Performance (continued)

Average Annual Total Returns
For the Periods Ended December 31, 2008
	Past One Year	Since Inception*

Market Vectors Global Alternative Energy ETF (return before taxes)	-60.98%	-27.54%
Market Vectors Global Alternative Energy ETF (return after taxes on distributions)	-61.05%	-27.63%
Market Vectors Global Alternative Energy ETF (return after taxes on distributions and sale of Fund Shares)	-39.63%	-23.05%
Ardour Global IndexSM (Extra Liquid) (reflects no deduction for fees, expenses or taxes)	-61.84%	-28.12%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	-36.99%	-24.68%

*	The Fund commenced operations on May 3, 2007.

The Fund’s investment objective, risks and expenses should also be considered when comparing investment returns. The S&P 500® Index consists of 500 widely held common stocks, covering four broad sectors (industry, utilities, financials and transportation). It is a market value-weighted index (stock price times shares outstanding), with each stock affecting the S&P 500® Index in proportion to its market value.

Performance data quoted represents past performance. Past performance is not a guarantee of future results; current performance may be higher or lower than performance quoted. Investment returns and principal value will fluctuate and shares, when redeemed, may be worth more or less than their original cost. The Fund’s performance reflects fee waivers, absent which, performance would have been lower.

After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

GLOBAL ALTERNATIVE ENERGY ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.12%
Total Annual Fund Operating Expenses(c)	0.62%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.65% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Ardour Global Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Ardour Global Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$63
3	$199
5	$346
10	$774

†

The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

GLOBAL ALTERNATIVE ENERGY ETF (continued)

Creation Transaction Fees and Redemption Transaction Fees

The Trust issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operating expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $7,875, $24,875, $43,250 and $96,750 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS GOLD MINERS ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the “Gold Miners Index”). For a further description of the Gold Miners Index, see “NYSE Arca Gold Miners Index.”

Principal Investment Policy.  The Fund normally invests at least 80% of its total assets in common stocks and American depositary receipts (“ADRs”) of companies involved in the gold mining industry. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Gold Miners Index by investing in a portfolio of securities that generally replicate the Gold Miners Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Gold Miners Index in proportion to their weightings in the Gold Miners Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Gold Miners Index. There also may be instances in which the Adviser may choose to overweight another security in the Gold Miners Index, purchase securities not in the Gold Miners Index which the Adviser believes are appropriate to substitute for certain securities in the Gold Miners Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Gold Miners Index. The Fund may sell securities that are represented in the Gold Miners Index in anticipation of their removal from the Gold Miners Index or purchase securities not represented in the Gold Miners Index in anticipation of their addition to the Gold Miners Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Gold Miners Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund normally invests at least 95% of its total assets in securities that comprise the Gold Miners Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Gold Miners Index changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.  The Gold Miners Index is comprised of companies with market capitalizations greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months. The total market capitalization of the Gold Miners Index as of March 31, 2009 was in excess of $163 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Gold Miners Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

GOLD MINERS ETF (continued)

Principal Risks of Investing in the Fund

Risk of Investing in the Gold Mining Industry.  Because the Fund primarily invests in stocks and ADRs of companies that are involved in the gold mining industry, it is subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold bullion. These prices may fluctuate substantially over short periods of time so the Fund’s Share price may be more volatile than other types of investments. In times of significant inflation or great economic uncertainty, gold and other precious metals may outperform traditional investments such as bonds and stocks. However, in times of stable economic growth, traditional equity and debt investments could offer greater appreciation potential and the value of gold and other precious metals may be adversely affected, which could in turn affect the Fund’s returns.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Gold Miners Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Gold Miners Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Gold Miners Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Gold Miners Index, the Fund’s return may deviate significantly from the return of the Gold Miners Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Gold Miners Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Gold Miners Index as would be the case if the Fund purchased all the securities in the Gold Miners Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Gold Miners Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Gold Miners Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Gold Miners Index. The Gold Miners Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Gold Miners Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Gold Miners Index. As of March 31, 2009, the Gold Miners Index included 31 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the gold mining industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Relationship to Gold Bullion.  The Gold Miners Index measures the performance of gold shares and not gold bullion. Gold securities may under- or over-perform gold bullion over the short-term or the long-term.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

GOLD MINERS ETF Performance

Performance

The bar chart that follows shows how the Fund performed for the last calendar year. The table below the bar chart shows the Fund’s average annual returns (before and after taxes). The bar chart and table provide an indication of the risks of investing in the Fund by comparing the Fund’s performance from year to year and by showing how the Fund’s average annual returns for one year compared with a broad measure of market performance. All returns assume reinvestment of dividends and distributions. The Fund’s past performance (before and after income taxes) is not necessarily indicative of how the Fund will perform in the future.

*	The bar chart above includes only complete calendar years following inception. The best and worst quarters above include numbers from complete calendar years only.

Average Annual Total Returns
For the Periods Ended December 31, 2008

	Past One Year	Since Inception*
Market Vectors Gold Miners ETF (return before taxes)	-26.56%	-5.38%
Market Vectors Gold Miners ETF (return after taxes on distributions)	-26.56%	-5.62%
Market Vectors Gold Miners ETF (return after taxes on distributions and sale of Fund Shares)	-17.27%	-4.63%
NYSE Arca Gold Miners Index (reflects no deduction for fees, expenses or taxes)	-26.33%	-4.96%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	-36.99%	-10.89%

*	The Fund commenced operations on May 16, 2006.

The Fund’s investment objective, risks and expenses should also be considered when comparing investment returns. The S&P 500® Index consists of 500 widely held common stocks, covering four broad sectors (industry, utilities, financials and transportation). It is a market value-weighted index (stock price times shares outstanding), with each stock affecting the S&P 500® Index in proportion to its market value.

Performance data quoted represents past performance. Past performance is not a guarantee of future results; current performance may be higher or lower than performance quoted. Investment returns and principal value will fluctuate and shares, when redeemed, may be worth more or less than their original cost. The Fund’s performance reflects fee waivers, absent which, performance would have been lower.

After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

GOLD MINERS ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.06%
Total Gross Annual Fund Operating Expenses(c)	0.56%
Fee Waivers and Expenses Assumption(c)	0.01%
Total Net Annual Fund Operating Expenses(c)	0.55%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.55% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.55% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale;

(b)	SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Gold Miners Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Gold Miners Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$ 56
3	$178
5	$312
10	$700

†	The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

Creation Transaction Fees and Redemption Transaction Fees

The Trust issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operating expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $7,000, $22,250, $39,000 and $87,500 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS NUCLEAR ENERGY ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the DAXglobal® Nuclear Energy Index (the “Nuclear Energy Index”). For a further description of the Nuclear Energy Index, see “DAXglobal® Nuclear Energy Index.”

Principal Investment Policy.  The Fund will normally invest at least 80% of its total assets in equity securities of U.S. and foreign companies primarily engaged in various aspects of the nuclear energy business. Companies primarily engaged in the nuclear energy business include those engaged in uranium mining, uranium enrichment, uranium storage, providing equipment for use in the provision of nuclear energy, nuclear plant infrastructure, nuclear fuel transportation and nuclear energy generation, and which derive at least 50% of their total revenues from such activities. Such companies may include small- and medium-capitalization companies. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Nuclear Energy Index by investing in a portfolio of securities that generally replicate the Nuclear Energy Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Nuclear Energy Index in proportion to their weightings in the Nuclear Energy Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Nuclear Energy Index. There also may be instances in which the Adviser may choose to overweight another security in the Nuclear Energy Index, purchase securities not in the Nuclear Energy Index which the Adviser believes are appropriate to substitute for certain securities in the Nuclear Energy Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Nuclear Energy Index. The Fund may sell securities that are represented in the Nuclear Energy Index in anticipation of their removal from the Nuclear Energy Index or purchase securities not represented in the Nuclear Energy Index in anticipation of their addition to the Nuclear Energy Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Nuclear Energy Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund will normally invest at least 95% of its total assets in securities that comprise the Nuclear Energy Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Nuclear Energy Index changes could result in the realization of short- or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See Shareholder Information–Tax Matters.”

Market Capitalization.  The Nuclear Energy Index is comprised of companies with market capitalizations greater than $150 million that have a worldwide average daily trading volume of at least $1 million (over the past six months as well as over each of the past two months) and have maintained a monthly trading volume of 250,000 shares over the past six months. The total market capitalization of the Nuclear Energy Index as of March 31, 2009 was in excess of $154 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Nuclear Energy Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the

SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

Principal Risks of Investing in the Fund

Risk of Investing in Nuclear Energy Companies.  The Fund’s portfolio companies may face considerable risk as a result of, among other risks, incidents and accidents, breaches of security, ill-intentioned acts or terrorism, air crashes, natural disasters (such as floods or earthquakes), equipment malfunctions or mishandling in storage, handling, transportation, treatment or conditioning of substances and nuclear materials. Such events could have serious consequences, especially in case of radioactive contamination and irradiation of the environment, for the general population, as well as a material, negative impact on the Fund’s portfolio companies and thus the Fund’s financial situation.

Nuclear activity is also subject to particularly detailed and restrictive regulations, with a scheme for the monitoring and periodic re-examination of operating authorization, which primarily takes into account nuclear safety, environmental and public health protection, and also national safety considerations (terrorist threats in particular). These regulations may be subject to significant tightening by national and international authorities. This could result in increased operating costs, which would have a negative impact on the Fund’s portfolio companies. Furthermore, uranium prices are subject to fluctuation. The price of uranium has been and will continue to be affected by numerous factors beyond the Fund’s control. With respect to uranium, such factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production. In addition, the prices of crude oil, natural gas and electricity produced from traditional hydro power and possibly other undiscovered energy sources could potentially have a negative impact on the competitiveness of nuclear energy companies in which the Fund invests.

Risk of Investing in Foreign Securities.  Investments in the securities of non-U.S. issuers involve risks beyond those associated with investments in U.S. securities. These additional risks include greater market volatility, the availability of less reliable financial information, higher transactional and custody costs, taxation by foreign governments, decreased market liquidity and political instability. Foreign issuers are often subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping than are U.S. issuers, and therefore, not all material information will be available. Securities exchanges or foreign governments may adopt rules or regulations that may negatively impact the Fund’s ability to invest in foreign securities or may prevent the Fund from repatriating its investments. In addition, the Fund may not receive shareholder communications or be permitted to vote the securities that it holds, as the issuers may be under no legal obligation to distribute them.

Because the Fund invests in securities denominated in foreign currencies and much of the income received by the Fund will be in foreign currencies, changes in currency exchange rates may negatively impact the Fund’s returns. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, the Fund’s exposure to foreign currencies may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk. Moreover, the Fund may incur costs in connection with conversions between U.S. dollars and foreign currencies. The Fund may, but is not obligated to, invest in derivative instruments to lock in certain currency exchange rates from time to time.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Nuclear Energy Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Nuclear Energy Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Nuclear Energy Index. Because the Fund bears the costs and risks associated with buying and selling

NUCLEAR ENERGY ETF (continued)

securities while such costs and risks are not factored into the return of the Nuclear Energy Index, the Fund’s return may deviate significantly from the return of the Nuclear Energy Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Nuclear Energy Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Nuclear Energy Index. The Fund is expected to fair value the foreign securities it holds. See “Shareholder Information–Determination of NAV.” To the extent the Fund calculates its NAV based on fair value prices and the value of the Nuclear Energy Index is based on the securities’ closing price on local foreign markets (i.e., the value of the Nuclear Energy Index is not based on fair value prices), the Fund’s ability to track the Nuclear Energy Index may be adversely affected. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Nuclear Energy Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Nuclear Energy Index as would be the case if the Fund purchased all the securities in the Nuclear Energy Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Nuclear Energy Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Nuclear Energy Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Nuclear Energy Index. The Nuclear Energy Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Nuclear Energy Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Nuclear Energy Index. As of March 31, 2009, the Nuclear Energy Index included 25 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the nuclear energy industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

NUCLEAR ENERGY ETF Performance

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

Performance

The bar chart that follows shows how the Fund performed for the last calendar year. The table below the bar chart shows the Fund’s average annual returns (before and after taxes). The bar chart and table provide an indication of the risks of investing in the Fund by showing the Fund’s performance and by showing how the Fund’s average annual returns for one year compared with a broad measure of market performance. All returns assume reinvestment of dividends and distributions. The Fund’s past performance (before and after income taxes) is not necessarily indicative of how the Fund will perform in the future.

*	The bar chart above includes only the complete calendar year following inception. The best and worst quarters above include numbers from complete calendar years only.

NUCLEAR ENERGY ETF Performance (continued)

Average Annual Total Returns
For the Periods Ended December 31, 2008

	Past One Year	Since Inception*
Market Vectors Nuclear Energy ETF (return before taxes)	-45.82%	-38.83%
Market Vectors Nuclear Energy ETF (return after taxes on distributions)	-45.82%	-39.64%
Market Vectors Nuclear Energy ETF (return after taxes on distributions and sale of Fund Shares)	-29.78%	-32.51%
DAXglobal® Nuclear Energy Index (reflects no deduction for fees, expenses or taxes)	-46.57%	-39.08%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	-36.99%	-27.39%

*	The Fund commenced operations on August 13, 2007.

The Fund’s investment objective, risks and expenses should also be considered when comparing investment returns. The S&P 500® Index consists of 500 widely held common stocks, covering four broad sectors (industry, utilities, financials and transportation). It is a market value-weighted index (stock price times shares outstanding), with each stock affecting the S&P 500® Index in proportion to its market value.

Performance data quoted represents past performance. Past performance is not a guarantee of future results; current performance may be higher or lower than performance quoted. Investment returns and principal value will fluctuate and shares, when redeemed, may be worth more or less than their original cost. The Fund’s performance reflects fee waivers, absent which, performance would have been lower.

After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

NUCLEAR ENERGY ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None
ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.11%
Total Annual Fund Operating Expenses(c)	0.61%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.65% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Nuclear Energy Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Nuclear Energy Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$ 62
3	$195
5	$340
10	$762

†	The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

NUCLEAR ENERGY ETF (continued)

Creation Transaction Fees and Redemption Transaction Fees

The Trust issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operating expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $7,750, $24,375, $42,500 and $95,250 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS RVE HARD ASSETS PRODUCERS ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of The RogersTM–Van Eck Hard Assets Producers Index (the “Hard Assets Producers Index”). For a further description of the Hard Assets Producers Index, see “The RogersTM–Van Eck Hard Assets Producers Index.”

Principal Investment Policy.  The Fund will normally invest at least 80% of its total assets in equity securities, which may include depositary receipts, of U.S. and foreign hard asset producer companies. A company will be considered to be a hard asset producer company if it, directly or indirectly, derives at least 50% of its revenues from the production and/or distribution of commodities and commodity-related products and services, including among others, companies that fabricate mining or drilling equipment. Such companies may include small-and medium-capitalization companies. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Hard Assets Producers Index by investing in a portfolio of securities that generally replicates the Hard Assets Producers Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities that comprise the Hard Assets Producers Index in proportion to their weightings in the Hard Assets Producers Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Hard Assets Producers Index. There also may be instances in which the Adviser may choose to overweight a security in the Hard Assets Producers Index, purchase securities not in the Hard Assets Producers Index which the Adviser believes are appropriate to substitute for certain securities in the Hard Assets Producers Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Hard Assets Producers Index. The Fund may sell securities that are represented in the Hard Assets Producers Index in anticipation of their removal from the Hard Assets Producers Index or purchase securities not represented in the Hard Assets Producers Index in anticipation of their addition to the Hard Assets Producers Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Hard Assets Producers Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund will normally invest at least 95% of its total assets in securities that comprise the Hard Assets Producers Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Hard Assets Producers Index changes could result in the realization of short or long-term capital gains by the Fund thereby resulting in a tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.  The Hard Assets Producers Index is comprised of companies with market capitalizations greater than $500 million that have a three-month trading volume equal to or greater than $1 million per day. Stocks whose market capitalization falls below $250 million as of any rebalancing date will be deleted from the Hard Assets Producers Index. The total market capitalization of the Hard Assets Producers Index as of March 31, 2009 was in excess of $5 trillion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.”

RVE HARD ASSETS PRODUCERS ETF (continued)

Principal Risks of Investing In The Fund

Risk of Investing in the Hard Assets Sector.  The Fund is subject to risks associated with concentrating its investments in hard assets and the hard assets sector, including agriculture, alternatives (e.g., water and alternative energy), base and industrial metals, energy, forest products and precious metals, and can be significantly affected by events relating to these industries, including international political and economic developments, inflation, and other factors. The Fund’s portfolio securities may experience substantial price fluctuations as a result of these factors, and may move independently of the trends of industrialized companies. Companies engaged in the sectors listed above may be adversely affected by changes in government policies and regulations, technological advances and/or obsolescence and competition from new market entrants. Changes in general economic conditions, including commodity price volatility, changes in exchange rates, imposition of import controls, depletion of resources and labor relations, could adversely affect the Fund’s portfolio companies.

Risk of Investing in Foreign Securities.  Investments in the securities of non-U.S. issuers involve risks beyond those associated with investments in U.S. securities. These additional risks include greater market volatility, the availability of less reliable financial information, higher transactional and custody costs, taxation by foreign governments, decreased market liquidity and political instability. Foreign issuers are often subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping than are U.S. issuers, and therefore, not all material information will be available. Securities exchanges or foreign governments may adopt rules or regulations that may negatively impact the Fund’s ability to invest in foreign securities or may prevent the Fund from repatriating its investments. In addition, the Fund may not receive shareholder communications or be permitted to vote the securities that it holds, as the issuers may be under no legal obligation to distribute them.

Because the Fund invests in securities denominated in foreign currencies and much of the income received by the Fund will be in foreign currencies, changes in currency exchange rates may negatively impact the Fund’s returns. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, the Fund’s exposure to foreign currencies may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk. Moreover, the Fund may incur costs in connection with conversions between U.S. dollars and foreign currencies. The Fund may, but is not obligated to, invest in derivative instruments to lock in certain currency exchange rates from time to time.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Hard Assets Producers Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Hard Assets Producers Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Hard Assets Producers Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Hard Assets Producers Index, the Fund’s return may deviate significantly from the return of the Hard Assets Producers Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Hard Assets Producers Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Hard Assets Producers Index. The Fund is expected to fair value the foreign securities it holds. See “Shareholder Information–Determination of NAV.” To the extent the Fund calculates its NAV based on fair value prices and the value of the Hard Assets Producers Index is based on the securities’ closing price on local foreign markets (i.e., the value of the Hard Assets Producers Index is not based on fair value prices), the Fund’s ability to track the Hard Assets Producers Index may be adversely affected. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Hard Assets

Producers Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Hard Assets Producers Index as would be the case if the Fund purchased all the securities in the Hard Assets Producers Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Hard Assets Producers Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Hard Assets Producers Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Hard Assets Producers Index. The Hard Assets Producers Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Hard Assets Producers Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Hard Assets Producers Index. As of March 31, 2009, the Hard Assets Producers Index included 271 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the hard assets industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Risk of Investing in the Agriculture Sector.  The Fund is sensitive to changes in the agriculture sector Companies operating in the agriculture sector may be adversely affected by certain legislative or regulatory developments related to food safety, the environment, taxes and other governmental policies. In addition, such companies are subject to risks associated with increased competition caused by economic recession, labor difficulties, changing consumer tastes and a decrease in demand for products and services provided by such companies. Companies operating in the agriculture sector are at risk for environmental damage claims, depletion of resources, and mandated expenditures for safety and pollution control devices. Furthermore, as a result of a weak economy, companies operating in the agriculture sector can be adversely affected by changes in consumer spending.

Risk of Investing in the Energy Sector.  The Fund is sensitive to changes in the energy sector. Consequently, the Fund is subject to the risks associated with such sector, including, but not limited to, economic growth, worldwide demand, political instability in the regions that the companies operate, government regulation stipulating rates charged by utilities, interest rate sensitivity, oil price volatility and the cost of providing the specific utility services. In addition, these companies are at risk of civil liability from accidents resulting in injury, loss of life or property, pollution or other environmental damage claims and risk of loss from terrorism and natural disasters.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less

RVE HARD ASSETS PRODUCERS ETF Performance

predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

Performance

The Fund commenced operations on August 29, 2008 and therefore does not have a performance history for a full calendar year. Visit www.vaneck.com/etf for current performance figures.

RVE HARD ASSETS PRODUCERS ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information—Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None

ANNUAL FUND OPERATING EXPENSES (expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	1.70%
Total Gross Annual Fund Operating Expenses(c)	2.20%
Fee Waivers and Expenses Assumption(c)	1.45%
Total Net Annual Fund Operating Expenses(c)(d)	0.75%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.
(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.
(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.65% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

(d)	Excluding interest expense, the Total Net Annual Fund Operating Expenses would be 0.65%.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Hard Assets Producers Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Hard Assets Producers Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$ 77
3	$ 548
5	$1,047
10	$2,420

†	The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

RVE HARD ASSETS PRODUCERS ETF (continued)

Creation Transaction Fees and Redemption Transaction Fees

The Trust will issue and redeem Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operation expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $9,625, $68,500, $130,875 and $302,500 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS SOLAR ENERGY ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the Ardour Solar Energy IndexSM (the “Solar Energy Index”). For a further description of the Solar Energy Index, see “Ardour Solar Energy IndexSM.”

Principal Investment Policy.  The Fund will normally invest at least 80% of its total assets in equity securities, which may include depositary receipts, of U.S. and foreign companies primarily engaged in the production of solar power. Companies primarily engaged in the production of solar power, which derive at least 50% of their total revenues from the production of solar power and related products and services, include, but are not limited to, producers of solar power and solar power equipment, companies that install and integrate solar power systems and companies which provide the raw materials to solar power equipment producers. Such companies may include small- and medium-capitalization companies. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Solar Energy Index by investing in a portfolio of securities that generally replicates the Solar Energy Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Solar Energy Index in proportion to their weightings in the Solar Energy Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Solar Energy Index. There also may be instances in which the Adviser may choose to overweight another security in the Solar Energy Index, purchase securities not in the Solar Energy Index which the Adviser believes are appropriate to substitute for certain securities in the Solar Energy Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Solar Energy Index. The Fund may sell securities that are represented in the Solar Energy Index in anticipation of their removal from the Solar Energy Index or purchase securities not represented in the Solar Energy Index in anticipation of their addition to the Solar Energy Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Solar Energy Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund will normally invest at least 95% of its total assets in securities that comprise the Solar Energy Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Solar Energy Index changes could result in the realization of short or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.  The Solar Energy Index is comprised of companies with market capitalizations greater than $100 million. Stocks whose market capitalization falls below $50 million as of any rebalancing date will be deleted from the Solar Energy Index. Stocks must have a three-month trading volume equal to or greater than $1 million per day. The total market capitalization of the Solar Energy Index as of March 31, 2009 was in excess of $38 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Solar Energy Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the

SOLAR ENERGY ETF (continued)

SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

Principal Risks of Investing in the Fund

Risk of Investing in the Solar Energy Industry.  Companies engaged in the solar energy industry may be significantly affected by increased competition from new and existing market entrants, technological developments, obsolescence of technology and short product cycles. In addition, the solar energy industry is at a relatively early stage of development and the extent to which solar energy will be widely adopted is uncertain. Companies in this industry may also be significantly affected by general economic conditions such as varying prices and profits, commodity price volatility, changes in exchange rates, imposition of import controls, depletion of resources, fluctuations in energy prices and supply and demand of alternative energy fuels, energy conservation, labor relations and tax and other government regulations. Shares of companies involved in the solar energy industry have been more volatile than shares of companies operating in more established industries. Certain valuation methods currently used to value companies involved in the solar energy industry have not been in widespread use for a significant period of time. As a result, the use of these valuation methods may serve to further increase the volatility of certain solar energy company share prices. Changes in government subsidies and economic incentives for alternative energy sources, particularly solar power, if reduced or eliminated, the demand for solar energy may decline and cause corresponding declines in the revenues and profits of companies engaged in the solar energy industry. In addition, changes in U.S., European and other governments’ policies towards solar energy technology also may have an adverse effect on the Fund’s performance.

Risk of Investing in Foreign Securities.  Investments in the securities of non-U.S. issuers involve risks beyond those associated with investments in U.S. securities. These additional risks include greater market volatility, the availability of less reliable financial information, higher transactional and custody costs, taxation by foreign governments, decreased market liquidity and political instability. Foreign issuers are often subject to less stringent requirements regarding accounting, auditing, financial reporting and record keeping than are U.S. issuers, and therefore, not all material information will be available. Securities exchanges or foreign governments may adopt rules or regulations that may negatively impact the Fund’s ability to invest in foreign securities or may prevent the Fund from repatriating its investments. In addition, the Fund may not receive shareholder communications or be permitted to vote the securities that it holds, as the issuers may be under no legal obligation to distribute them.

Because the Fund invests in securities denominated in foreign currencies and much of the income received by the Fund will be in foreign currencies, changes in currency exchange rates may negatively impact the Fund’s returns. The values of the currencies of the countries in which the Fund may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, the Fund’s exposure to foreign currencies may result in reduced returns to the Fund. The Fund does not expect to hedge its currency risk. Moreover, the Fund may incur costs in connection with conversions between U.S. dollars and foreign currencies. The Fund may, but is not obligated to, invest in derivative instruments to lock in certain currency exchange rates from time to time.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Solar Energy Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Solar Energy Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Solar Energy Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Solar Energy Index, the Fund’s return may deviate significantly from the return of the Solar Energy Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Solar Energy Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Solar Energy Index. The Fund is expected to fair value the foreign securities it holds. See “Shareholder Information– Determination of NAV.” To the extent the Fund calculates its NAV based on fair value prices and the value of the Solar Energy Index is based on the securities’ closing price on local foreign markets (i.e., the value of the Solar Energy Index is not based on fair value prices), the Fund’s ability to track the Solar Energy Index may be adversely affected. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Solar Energy Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Solar Energy Index as would be the case if the Fund purchased all the securities in the Solar Energy Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Solar Energy Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Solar Energy Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Solar Energy Index. The Solar Energy Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Solar Energy Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Solar Energy Index. As of March 31, 2009, the Solar Energy Index included 30 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the solar energy industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose

SOLAR ENERGY ETF Performance

material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

Performance

The Fund commenced operations on April 21, 2008 and therefore does not have a performance history for a full calendar year. Visit www.vaneck.com/etf for current performance figures.

SOLAR ENERGY ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.73%
Total Gross Annual Fund Operating Expenses(c)	1.23%
Fee Waivers and Expenses Assumption(c)	0.58%
Total Net Annual Fund Operating Expenses(c)	0.65%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.65% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.65% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Solar Energy Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Solar Energy Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as shares will be issued by the fund only in creation units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

Year	Expenses
1	$ 66
3	$ 333
5	$ 620
10	$1,437

†	The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

SOLAR ENERGY ETF (continued)

Creation Transaction Fees and Redemption Transaction Fees

The Trust issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operation expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $8,250, $41,625, $77,500 and $179,625 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

MARKET VECTORS STEEL ETF

Principal Investment Objective and Strategies

Investment Objective.  The Fund’s investment objective is to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Steel Index (the “Steel Index”). For a further description of the Steel Index, see “NYSE Arca Steel Index.”

Principal Investment Policy.  The Fund normally invests at least 80% of its total assets in common stocks and ADRs of companies involved in the steel industry. This 80% investment policy is non-fundamental and requires 60 days’ prior written notice to shareholders before it can be changed.

Indexing Investment Approach.  The Fund is not managed according to traditional methods of “active” investment management, which involve the buying and selling of securities based upon economic, financial and market analysis and investment judgment. Instead, the Fund, utilizing a “passive” or indexing investment approach, attempts to approximate the investment performance of the Steel Index by investing in a portfolio of securities that generally replicate the Steel Index.

The Adviser anticipates that, generally, the Fund will hold all of the securities which comprise the Steel Index in proportion to their weightings in the Steel Index. However, under various circumstances, it may not be possible or practicable to purchase all of those securities in these weightings. In these circumstances, the Fund may purchase a sample of securities in the Steel Index. There also may be instances in which the Adviser may choose to overweight another security in the Steel Index, purchase securities not in the Steel Index which the Adviser believes are appropriate to substitute for certain securities in the Steel Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the Steel Index. The Fund may sell securities that are represented in the Steel Index in anticipation of their removal from the Steel Index or purchase securities not represented in the Steel Index in anticipation of their addition to the Steel Index. The Adviser expects that, over time, the correlation between the Fund’s performance and that of the Steel Index before fees and expenses will be 95% or better. A figure of 100% would indicate perfect correlation.

The Fund normally invests at least 95% of its total assets in securities that comprise the Steel Index. A lesser percentage may be so invested to the extent that the Adviser needs additional flexibility to comply with the requirements of the Internal Revenue Code and other regulatory requirements.

Sales as a result of Steel Index changes could result in the realization of short-or long-term capital gains in the Fund resulting in tax liability for shareholders subject to U.S. federal income tax. See “Shareholder Information–Tax Matters.”

Market Capitalization.   The Steel Index is only comprised of companies with market capitalizations greater than $100 million that have a daily average traded volume of at least $1 million over the past three months. The total market capitalization of the Steel Index as of March 31, 2009 was in excess of $222 billion.

Borrowing Money.  The Fund may borrow money from a bank up to a limit of one-third of the market value of its assets, but only for temporary or emergency purposes. To the extent that the Fund borrows money, it may be leveraged; at such times, the Fund may appreciate or depreciate in value more rapidly than its benchmark, the Steel Index.

Fundamental and Non-Fundamental Policies.  The Fund’s investment objective and each of the other investment policies are non-fundamental policies that may be changed by the Board of Trustees without shareholder approval, except as noted in the SAI under the heading “Investment Policies and Restrictions–Investment Restrictions.” However, shareholders would be notified prior to any material change in these policies.

STEEL ETF (continued)

Principal Risks of Investing in the Fund

Risks of Investing in the Steel Industry.  Because the Fund primarily invests in stocks and ADRs of companies that are involved in a variety of activities related to steel production, it is subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the steel industry. Also, these companies are highly dependent on the price of steel. These prices may fluctuate substantially over short periods of time so the Fund’s Share price may be more volatile than other types of investments. These companies are also affected by changes in government regulation, world events and economic conditions. In addition, these companies are at risk for environmental damage claims.

Market Risk.  The prices of the securities in the Fund are subject to the risk associated with investing in the stock market, including sudden and unpredictable drops in value. An investment in the Fund may lose money.

Index Tracking Risk.  The Fund’s return may not match the return of the Steel Index for a number of reasons. For example, the Fund incurs a number of operating expenses not applicable to the Steel Index and incurs costs associated with buying and selling securities, especially when rebalancing the Fund’s securities holdings to reflect changes in the composition of the Steel Index. Because the Fund bears the costs and risks associated with buying and selling securities while such costs and risks are not factored into the return of the Steel Index, the Fund’s return may deviate significantly from the return of the Steel Index. The Fund may not be fully invested at times either as a result of cash flows into the Fund or reserves of cash held by the Fund to meet redemptions and pay expenses. In addition, the Fund may not be able to invest in certain securities included in the Steel Index due to restrictions or limitations imposed by certain countries and stock exchanges in which such securities trade or may be delayed in purchasing or selling securities included in the Steel Index. The need to comply with the diversification and other requirements of the Internal Revenue Code may also impact the Fund’s ability to replicate the performance of the Steel Index. In addition, if the Fund utilizes depositary receipts and/or derivative instruments, its return may not correlate as well with the Steel Index as would be the case if the Fund purchased all the securities in the Steel Index directly.

Replication Management Risk.  Unlike many investment companies, the Fund is not actively “managed.” Therefore, unless a specific security is removed from the Steel Index, the Fund generally would not sell a security because the security’s issuer was in financial trouble. If a specific security is removed from the Steel Index, the Fund may be forced to sell such security at an inopportune time or for prices other than at current market values. An investment in the Fund involves risks similar to those of investing in any fund of equity securities traded on exchanges, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. You should anticipate that the value of the Shares will decline, more or less, in correspondence with any decline in value of the Steel Index. The Steel Index may not contain the appropriate mix of securities for any particular economic cycle, and the timing of movements from one type of security to another in seeking to replicate the Steel Index could have a negative effect on the Fund. Unlike with an actively managed fund, the Adviser does not use techniques or defensive strategies designed to lessen the effects of market volatility or to reduce the impact of periods of market decline. This means that based on market and economic conditions, the Fund’s performance could be lower than other types of mutual funds that may actively shift their portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Non-Diversified Risk.  The Fund is a separate investment portfolio of the Trust, which is an open-end investment company registered under the 1940 Act. The Fund is classified as a “non-diversified” investment company under the 1940 Act. As a result, the Fund is subject to the risk that it will be more volatile than a diversified fund because the Fund may invest its assets in a smaller number of issuers or may invest larger proportions of the assets of the Fund in a single company within the industries that comprise the Steel Index. As of March 31, 2009, the Steel Index included 27 securities. As a result, the gains and losses on a single security may have a greater impact on the Fund’s NAV and may make the Fund more volatile than diversified funds.

Concentration Risk.  By concentrating its assets in the steel industry, the Fund is subject to the risk that economic, political or other conditions that have a negative effect on that industry will negatively impact the Fund to a greater extent than if the Fund’s assets were invested in a wider variety of industries.

Investing in Small- or Medium-Capitalization Companies.  The Fund may invest in small- or medium-capitalization companies (i.e., companies that generally have market capitalizations ranging from approximately over $200 million to $1 billion and over $1 billion to $5 billion, respectively). If it does so, it may be subject to certain risks associated with small- or medium-capitalization companies. These companies are often subject to less analyst coverage and may be in early and less predictable periods of their corporate existences. In addition, these companies often have greater price volatility, lower trading volume and less liquidity than larger more established companies. These companies tend to have smaller revenues, narrower product lines, less management depth and experience, smaller shares of their product or service markets, fewer financial resources and less competitive strength than larger companies.

Risk of Investing in Depositary Receipts.  The Fund may invest in depositary receipts, including unsponsored depositary receipts. Unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. The issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts. In addition, the Fund’s investments may also include depositary receipts that are not purchased in the public markets and are restricted securities that can be offered and sold only to certain buyers. The Adviser will determine the liquidity of such investments pursuant to guidelines established by the Trust’s Board of Trustees. It is possible that depositary receipts purchased by the Fund could have the effect of increasing the level of the Fund’s illiquidity. These investments may involve additional risks and considerations. These risks include, for example, those related to adverse political and economic developments unique to a country or region, currency fluctuations or controls and the possibility of expropriation, nationalization or confiscatory taxation.

Relationship to Steel Prices.  The Steel Index measures the performance of steel shares and not steel prices. Steel securities may under- or over-perform steel prices over the short-term or the long-term.

Leverage Risk.  To the extent that the Fund borrows money, it may be leveraged. Leveraging generally exaggerates the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio securities.

STEEL ETF Performance

Performance

The bar chart that follows shows how the Fund performed for the last calendar year. The table below the bar chart shows the Fund’s average annual returns (before and after taxes). The bar chart and table provide an indication of the risks of investing in the Fund by comparing the Fund’s performance from year to year and by showing how the Fund’s average annual returns for one year compared with a broad measure of market performance. All returns assume reinvestment of dividends and distributions. The Fund’s past performance (before and after income taxes) is not necessarily indicative of how the Fund will perform in the future.

*	The bar chart above includes only complete calendar years following inception. The best and worst quarters above include numbers from complete calendar years only.

Average Annual Total Returns
For the Periods Ended December 31, 2008
	Past One Year	Since Inception*

Market Vectors Steel ETF (return before taxes)	-63.79%	-11.26%
Market Vectors Steel ETF (return after taxes on distributions)	-64.35%	-12.00%
Market Vectors Steel ETF (return after taxes on distributions and sale of Fund Shares)	-41.47%	-9.78%
NYSE Arca Steel Index (reflects no deduction for fees, expenses or taxes)	-63.63%	-10.82%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	-36.99%	-14.82%

*	The Fund commenced operations on October 10, 2006.

The Fund’s investment objective, risks and expenses should also be considered when comparing investment returns. The S&P 500® Index consists of 500 widely held common stocks, covering four broad sectors (industry, utilities, financials and transportation). It is a market value-weighted index (stock price times shares outstanding), with each stock affecting the S&P 500® Index in proportion to its market value.

Performance data quoted represents past performance. Past performance is not a guarantee of future results; current performance may be higher or lower than performance quoted. Investment returns and principal value will fluctuate and shares, when redeemed, may be worth more or less than their original cost. The Fund’s performance reflects fee waivers, absent which, performance would have been lower.

After-tax returns in the table above are calculated using the historical highest individual federal marginal income tax rates and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor’s tax situation and may differ from those shown, and after-tax returns shown are not relevant to investors who hold Shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts.

STEEL ETF Fees and Expenses

Fees and Expenses of the Fund

This table describes the fees and expenses that you may pay if you buy and hold Shares of the Fund.(a) The total annual fund operating expenses listed below are based on the average net assets of the Fund for its fiscal year ended December 31, 2008. To the extent that the Fund’s average net assets decrease over the Fund’s next fiscal year, such expenses can be expected to increase because certain fixed costs will be spread over a smaller amount of assets.

Shareholder Expenses
(fees paid directly from your investment, but see “Shareholder Information–Creation and Redemption of Creation Units” for a discussion of Creation and Redemption Transaction Fees)	None

ANNUAL FUND OPERATING EXPENSES
(expenses that are deducted from Fund assets)
Management Fee	0.50%
Other Operating Expenses(b)	0.10%
Total Gross Annual Fund Operating Expenses(c)	0.60%
Fee Waivers and Expenses Assumption(c)	0.05%
Total Net Annual Fund Operating Expenses(c)	0.55%

(a)	When buying or selling Shares through a broker, you will incur customary brokerage commissions and charges.

(b)	Other operating expenses are calculated as a percentage of the Fund’s net assets.

(c)

The Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of the Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.55% of average daily net assets per year at least until May 1, 2010. Offering costs excluded from the 0.55% expense cap are: (a) legal fees pertaining to the Fund’s Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of the Fund to be listed on an exchange.

Expense Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. This example does not take into account brokerage commissions that you pay when purchasing or selling Shares of the Fund.

The Fund sells and redeems Shares in Creation Units principally on an in-kind basis for portfolio securities of the Steel Index. Shares in less than Creation Units are not redeemable. An investor purchasing a Creation Unit on an in-kind basis would pay the following expenses on a $10,000 investment (payment with a deposit of securities included in the Steel Index), assuming all Shares are redeemed at the end of the periods shown, a 5% annual return and that the Fund’s operating expenses remain the same. Investors should note that the presentation below of a $10,000 investment is for illustration purposes only as Shares will be issued by the Fund only in Creation Units. Further, the return of 5% and estimated expenses are for illustration purposes only, and should not be considered indicators of expected Fund expenses or performance, which may be greater or less than the estimates. Based on these assumptions, your costs† would be:

YEAR	EXPENSES
1	$ 56
3	$187
5	$330
10	$745

†	The cost under the one-year example reflects the Adviser’s agreement with the Fund to waive fees and/or reimburse expenses, if any, to the level specified in the fee table. The costs under the three, five and ten year examples do not reflect this agreement after the first year.

STEEL ETF (continued)

Creation Transaction Fees and Redemption Transaction Fees

The Fund issues and redeems Shares at NAV only in blocks of 50,000 Shares or multiples thereof. As a practical matter, only authorized participants may purchase or redeem these Creation Units. A standard Creation Transaction Fee of $1,000 is charged to each purchaser of Creation Units. The fee is the same regardless of the number of Creation Units purchased by an authorized participant on the same day. An authorized participant who holds Creation Units and wishes to redeem at NAV would also pay a standard Redemption Transaction Fee of $1,000 on the date of such redemption(s), regardless of the number of Creation Units redeemed that day. Authorized participants who hold Creation Units will also pay the annual Fund operating expenses described in the table above. Assuming an investment in a Creation Unit of $1,250,000 and a 5% return each year, and assuming that the Fund’s operating expenses remain the same, the total costs† would be $7,000, $23,375, $41,250 and $93,125 if the Creation Unit is redeemed after one, three, five and ten years, respectively. Investors should note that this presentation is for illustration purposes only and actual costs may be higher. See “Shareholder Information–Creation and Redemption of Creation Units.”

If a Creation Unit is purchased or redeemed outside the usual process through the NSCC, if available, or for cash, a variable fee of up to four times the standard Creation or Redemption Transaction Fee will be charged. An additional variable charge will be assessed for cash creations and redemptions to compensate the Fund for the costs associated with purchasing and selling the applicable securities. See “Shareholder Information–Creation and Redemption of Creation Units–Creation Transaction Fee” and “–Redemption Transaction Fee.”

The Creation Transaction Fee, Redemption Transaction Fee and variable fees are not expenses of the Fund.

DAXGLOBAL® AGRIBUSINESS INDEX

The DAXglobal® Agribusiness Index (the “Agribusiness Index”) is intended to give investors an efficient, modified market capitalization weighted investment designed to track the movements of securities of companies involved in the agriculture business that are traded on leading global exchanges. The Agribusiness Index contains five major sub sectors: agriproduct operations, livestock operations, agricultural chemicals, agricultural equipment and ethanol/biodiesel. The Agribusiness Index is comprised of common stocks and depositary receipts that are listed for trading on major stock exchanges around the world. The Agribusiness Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 28, 2001. The Agribusiness Index is calculated and maintained by Deutsche Börse AG. The value of the Agribusiness Index is disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. (New York time). Only companies with market capitalizations greater than $150 million that have a worldwide average daily trading volume of at least $1 million (over the past six months as well as over each of the past two months) and have maintained a monthly trading volume of 250,000 shares over the past six months are eligible for inclusion in the Agribusiness Index.

The Agribusiness Index is calculated using a modified market capitalization weighting methodology. The Agribusiness Index is weighted based on the market capitalization of each of its component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Agribusiness Index:

(1)	the weight of any single component security may not account for more than 8% of the total value of the Agribusiness Index;

(2)	the aggregate weight of those component securities which individually represent more than 5% of the total value of the Agribusiness Index may not account for more than 40% of the total Agribusiness Index value; and

(3)	no other component securities will individually represent more than 4.5% of the total value of the Agribusiness Index.

The universe of potential securities eligible for inclusion in the Agribusiness Index are reviewed at least annually (generally, the third Friday of September) so that the Agribusiness Index components continue to represent the universe of all relevant sub-sectors. Deutsche Börse AG may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replace one or more securities contained in the group with one or more substitute securities of its choice, if in Deutsche Börse AG’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Agribusiness Index. Changes to the component share weights of the Agribusiness Index will typically take effect on the third Friday of each calendar quarter month in connection with the quarterly Index rebalance.

STOWE COAL INDEXSM

The Stowe Coal IndexSM (the “Coal Index”) is a rules based index intended to give investors a means of tracking the overall performance of a global universe of listed companies engaged in the coal industry. The Coal Index is a modified capitalization weighted, float adjusted index comprised of publicly traded companies engaged in the mining of coal and/or related activities, including coal transportation, the manufacture of coal mining equipment and the production of clean coal. The Coal Index strives to include all companies worldwide that are principally engaged (derive greater than 50% of revenues from applicable sources) in the coal industry. The Coal Index was determined to yield a benchmark value of approximately 2000 at its inception date, which was the close of trading on December 31, 2004.

Constituent stocks must have a market capitalization of greater than $200 million on a rebalancing date to be added to the Coal Index. Stocks whose market capitalization falls below $100 million as of any rebalancing date will be deleted from the Coal Index. Stocks must have a three-month average daily turnover greater than $1 million to be included in the Coal Index. Only shares that trade on a recognized domestic or international stock exchange may qualify (e.g., National Stock Market stocks must be “reported securities” under Rule 11Aa3-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Similar criteria and standards apply to stocks with foreign listings).

The Coal Index is calculated and maintained by Standard & Poor’s Custom Indices on behalf of Stowe. Index values are calculated daily, except Saturdays and Sundays, and are distributed over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. (New York time), under the symbol “COAL.” Index values are disseminated every 15 seconds.

The Coal Index is calculated using a capitalization weighting methodology, adjusted for float, which is modified so as to ensure compliance with the diversification requirements of Subchapter M of the Internal Revenue Code. The Coal Index is reconstituted quarterly, at the close of business on the third Friday of each calendar quarter, and companies are added and/or deleted based upon the Coal Index eligibility criteria. Companies with recent stock exchange listings, i.e., recent initial public offerings, may be added to the Coal Index on any rebalancing date, provided the companies meet all eligibility criteria and have been trading for more than 22 trading days. The share weights of the Coal Index components are adjusted on each rebalancing date.

Rebalancing data, including constituent weights and related information, is posted on the Coal Index’s web site prior to the start of trading on the first business day following the third Friday of the calendar quarter. A press announcement identifying additions and deletions to the Coal Index is issued on the Wednesday prior to a rebalancing date. Share weights of the constituents remain constant between quarters except in the event of certain types of corporate actions, including stock splits and reverse stock splits. Share weights of the Coal Index are not adjusted between rebalancing dates for shares issued or shares repurchased.

ARDOUR GLOBAL INDEXSM (EXTRA LIQUID)

The Ardour Global IndexSM (Extra Liquid) (the “Ardour Global Index”) is a rules based index intended to give investors a means of tracking the overall performance of a global universe of listed companies engaged in the alternative energy industry. The Ardour Global IndexSM (Composite) (the “AGI Composite Index”) is a modified capitalization weighted, float adjusted index comprised of publicly traded companies engaged in the production of alternative fuels and/or technologies related to the production of alternative energy power (the “AGI Industry”). The AGI Composite Index strives to be inclusive of all companies worldwide that are principally engaged in alternative energy. The Ardour Global Index was determined to yield a benchmark value of approximately 2000 at its inception date, which was the close of trading on December 31, 1999. The Ardour Global Index represents the 30 stocks in the AGI Composite Index with the highest average daily trading volume and market capitalization. Stocks must have a market capitalization of greater than $100 million on a rebalancing date to be included in the Ardour Global Index. Stocks whose market capitalization falls below $50 million as of any rebalancing date will be deleted from the Ardour Global Index. Stocks must have a three-month average daily trading price greater than $1.00 per share to be included in the AGI Composite Index.

The Ardour Global Index and AGI Composite Index are each calculated and maintained by Dow Jones Indexes on behalf of Ardour. Index values are calculated daily, except Saturdays and Sundays, and are distributed over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. (New York time), under the symbol “AGIXL.” Index values are disseminated every 15 seconds. The Ardour Global Index includes stocks of companies engaged in the entire chain of alternative energy production, including alternative energy fuels and resources (solar, wind, bio-fuels, water and geothermal), environmental technologies, energy efficiency and enabling technologies. Only companies which are “principally engaged” in the business of alternative energy, i.e., derive over 50% of their total revenues from the industry are eligible. Only shares that trade on a recognized domestic or international stock exchange may qualify (e.g., National Stock Market stocks must be “reported securities” under Rule 11Aa3-1 of the Exchange Act. Similar criteria and standards apply to stocks with foreign listings.) Companies with R-Score (average three-month daily trading volume (in thousands) divided by average three-month market capitalization (in millions)) of less than 25% of its total market capitalization, based on its average daily share volume for the three calendar months prior to inclusion, shall not be eligible for inclusion in the AGI Composite Index and therefore ineligible for inclusion in the Ardour Global Index.

The Ardour Global Index is calculated using a capitalization weighting methodology, adjusted for float. Ardour Global Index weightings may be modified so as to ensure compliance with the diversification requirements of Subchapter M of the Internal Revenue Code. The Ardour Global Index (and the AGI Composite Index) is rebalanced quarterly, at the close of business on the third Friday of each calendar quarter. The share weights of Ardour Global Index components are adjusted on each rebalancing date, and new companies (IPOs) may be added to the Ardour Global Index on any rebalancing date, provided the companies meet all eligibility criteria and have been trading for more than 22 trading days. The Ardour Global Index is reconstituted semi-annually on the dates of the June and December rebalancings and companies are added and/or deleted based upon the Ardour Global Index eligibility criteria.

The Ardour Global Index (and the AGI Composite Index) is reviewed quarterly to assure that all components continue to meet the eligibility requirements. New components (IPOs) that meet eligibility requirements may be added to the Ardour Global Index at the quarterly rebalancings. Components that fail to meet eligibility requirements are deleted semi-annually. Rebalancing data, including constituent weights and related information, is posted on the Ardour Global Index web site prior to the start of trading on the first business day following the third Friday of the calendar quarter. A press announcement identifying additions and deletions to the Ardour Global Index is issued on the Wednesday prior to a rebalancing date. Share weights of the constituents remain constant between quarters except in the event of certain types of corporate actions, including stock splits and reverse stock splits. Share weights of the Ardour Global Index are not adjusted between rebalancing dates for shares issued or shares repurchased. However, in the event that a component company is deleted from the Index in the period between rebalancings due to a corporate action, a new company will be substituted in the Ardour Global Index in approximately the same weight as the removed company.

The Ardour Global Index is calculated by Dow Jones Indexes.

NYSE ARCA GOLD MINERS INDEX

The NYSE Arca Gold Miners Index (the “Gold Miners Index”) is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining for gold. The Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and that are listed for trading on the New York Stock Exchange (“NYSE”), NYSE Arca or quoted on the NASDAQ Global Market (“NASDAQ”). Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the Gold Miners Index.

The Gold Miners Index is calculated using a modified market capitalization weighting methodology. The Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Gold Miners Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Gold Miners Index;

(2)	the component securities are split into two subgroups-large and small, which are ranked by market capitalization weight in the Gold Miners Index. Large stocks are defined as having a Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3)	the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Gold Miners Index may not account for more than 50% of the total Gold Miners Index value.

The Gold Miners Index is reviewed quarterly so that the Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Euronext may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Euronext’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold Miners Index. Changes to the Gold Miners Index compositions and/or the component share weights in the Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly Index rebalance.

DAXGLOBAL® NUCLEAR ENERGY INDEX

The DAXglobal® Nuclear Energy Index (the “Nuclear Energy Index”) is intended to give investors an efficient, modified market capitalization weighted investment designed to track the movements of securities of companies engaged in the nuclear business that are traded on leading global exchanges. The Nuclear Energy Index covers seven major sub-sectors: uranium miners, uranium enrichment, uranium storage, equipment for use in the provision of nuclear energy, nuclear plant infrastructure, nuclear fuel transportation and nuclear energy generation. The Nuclear Energy Index is comprised of common stocks and depositary receipts that are listed for trading on major stock exchanges around the world. The Nuclear Energy Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 28, 2001. The Nuclear Energy Index is calculated and maintained by Deutsche Börse AG. The value of the Nuclear Energy Index is disseminated every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. (New York time). Only companies with market capitalizations greater than $150 million that have a worldwide average daily trading volume of at least $1 million (over the past six months as well as over each of the past two months) and have maintained a monthly trading volume of 250,000 shares over the past six months are eligible for inclusion in the Nuclear Energy Index.

The Nuclear Energy Index is calculated using a modified market capitalization weighting methodology. The Nuclear Energy Index is weighted based on the market capitalization of each of its component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Nuclear Energy Index:

(1)	the weight of any single component security may not account for more than 8% of the total value of the Nuclear Energy Index;

(2)	the aggregate weight of those component securities which individually represent more than 5% of the total value of the Nuclear Energy Index may not account for more than 40% of the total Nuclear Energy Index value; and

(3)	no other component securities will individually represent more than 4.5% of the total value of the Nuclear Energy Index.

The universe of potential securities eligible for inclusion in the Nuclear Energy Index will be reviewed at least annually (generally, the third Friday of September) so that the Nuclear Energy Index components continue to represent the universe of all relevant sub-sectors. Deutsche Börse AG may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replace one or more securities contained in the group with one or more substitute securities of its choice, if in Deutsche Börse AG’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Nuclear Energy Index. Changes to the component share weights of the Nuclear Energy Index will typically take effect on the third Friday of each calendar quarter month in connection with the quarterly Index rebalance.

THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX

The RogersTM–Van Eck Hard Assets Producers Index (the “Hard Assets Producers Index”) is a rules based index intended to give investors a means of tracking the overall performance of a global universe of listed companies engaged in the production and distribution of commodities and commodity-related products and services. The Hard Assets Producers Index is a modified capitalization weighted, float adjusted index comprising publicly traded companies engaged in the production and distribution of commodities and commodity-related products and services in the following sectors: 1) Agriculture; 2) Alternatives (Water & Alternative Energy); 3) Base and Industrial Metals; 4) Energy; 5) Forest Products; and 6) Precious Metals. Index constituents include certain companies that produce products and services directly related to the production of commodities, but not the commodities themselves.

The six sectors are weighted based on estimates of the global consumption of various commodities included in each of the sectors. Sector weights are set annually on the third Friday of the last month of the third calendar quarter and the Hard Assets Producers Index is rebalanced quarterly to the sector weights. The Hard Assets Producers Index includes companies worldwide that are principally engaged (derive greater than 50% of revenues from applicable sources) in the production and/or distribution of commodities and commodity-related products and services.

The Hard Assets Producers Index strives to capture at least 95% of the global investable market capitalization of its various sectors with the exception of the agriculture sector, where the Hard Assets Producers Index strives to capture 100% of its global investable market capitalization. Constituent stocks must have a market capitalization of greater than $500 million on a rebalancing date to be added to the Hard Assets Producers Index. Stocks whose market capitalization falls below $250 million as of any rebalancing date will be deleted from the Hard Assets Producers Index. Stocks must have a three-month trading volume equal to or greater than $1 million per day to be included in the Hard Assets Producers Index. Only shares that trade on a recognized domestic or international stock exchange that provides a “last closing price” may qualify (e.g., National Stock Market stocks must be “reported securities” under Rule 11Aa3-1 of the Exchange Act. Similar criteria and standards apply to stocks with foreign listings).

The Hard Assets Producers Index is calculated and maintained by Standard & Poor’s Custom Indices on behalf of S-Network Global Indexes LLC. Index values are calculated daily, except Saturdays and Sundays, and are distributed over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. (New York time), under the symbol “RVEI.” Index values are disseminated every 15 seconds.

The Hard Assets Producers Index is calculated using a capitalization weighting methodology, adjusted for float, which is modified so as to ensure compliance with the diversification requirements of Subchapter M of the Internal Revenue Code. The Hard Assets Producers Index is reconstituted quarterly, at the close of business on the third Friday of the last month of each calendar quarter, and companies are added and/or deleted based upon the Hard Assets Producers Index eligibility criteria. Companies with recent stock exchange listings, i.e., recent initial public offerings, may be added to the Hard Assets Producers Index on any rebalancing date, provided the companies meet all eligibility criteria and have been trading for more than 22 trading days. The share weights of the Hard Assets Producers Index components are adjusted on each rebalancing date.

Rebalancing data, including constituent weights and related information, is posted on the Hard Assets Producers Index’s web site prior to the start of trading on the first business day following the third Friday of the last month of each calendar quarter. A press announcement identifying additions and deletions to the Hard Assets Producers Index is issued approximately two weeks prior to a rebalancing date. Share weights of the constituents remain constant between quarters except in the event of certain types of corporate actions, including stock splits and reverse stock splits. Share weights of the Hard Assets Producers Index are not adjusted between rebalancing dates for shares issued or shares repurchased.

The Hard Assets Producers Index is published by S-Network Global Indexes LLC and is calculated by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

ARDOUR SOLAR ENERGY INDEXSM

The Ardour Solar Energy IndexSM (the “Solar Energy Index”) is a rules based index intended to give investors a means of tracking the overall performance of a global universe of listed companies engaged in the production of solar power. The Solar Energy Index is a modified capitalization weighted, float adjusted index comprising publicly traded companies engaged in the production of solar power in the following sectors: photovoltaic, concentrated solar power and solar thermal power; solar integrators; and related technologies.

The Solar Energy Index includes companies worldwide that are principally engaged (derive greater than 66% of revenues from applicable sources) in the production of solar power and related products and services. The Solar Energy Index was determined to yield a benchmark value of approximately 1000.00 at its inception date, which was the close of trading on December 31, 2004.

The Solar Energy Index strives to capture all companies engaged in the industry worldwide over a certain size and that meet certain minimum levels of daily and monthly trading activity. Constituent stocks must have a market capitalization of greater than $100 million on a rebalancing date to be added to the Solar Energy Index. Stocks whose market capitalization falls below $50 million as of any rebalancing date will be deleted from the Solar Energy Index. Stocks must have a three-month trading volume equal to or greater than $1 million per day to be included in the Solar Energy Index. Only shares that trade on a recognized domestic or international stock exchange that provides a “last closing price” may qualify (e.g., National Stock Market stocks must be “reported securities” under Rule 11Aa3-1 of the Exchange Act. Similar criteria and standards apply to stocks with foreign listings).

The Solar Energy Index is calculated and maintained by Dow Jones Indexes on behalf of Ardour Global Indexes LLC. Index values are calculated daily, except Saturdays and Sundays, and are distributed over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. (New York time), under the symbol “SOLRX.” Index values are disseminated every 15 seconds.

The Solar Energy Index is calculated using a capitalization weighting methodology, adjusted for float, which is modified so as to ensure compliance with the diversification requirements of Subchapter M of the Internal Revenue Code and other relevant domestic and international investment regulations. The Solar Energy Index is reconstituted quarterly, at the close of business on the third Friday of each calendar quarter, and companies are added and/or deleted based upon the Solar Energy Index eligibility criteria. Companies with recent stock exchange listings, i.e., recent initial public offerings, may be added to the Solar Energy Index on any rebalancing date, provided the companies meet all eligibility criteria and have been trading for more than 22 trading days. The share weights of the Solar Energy Index components are adjusted on each rebalancing date.

Rebalancing data, including constituent weights and related information, is posted on the Solar Energy Index’s web site prior to the start of trading on the first business day following the third Friday of each calendar quarter. A press announcement identifying additions and deletions to the Solar Energy Index is issued on the Wednesday prior to a rebalancing date. Share weights of the constituents remain constant between quarters except in the event of certain types of corporate actions, including stock splits and reverse stock splits. Share weights of the Solar Energy Index are not adjusted between rebalancing dates for shares issued or shares repurchased.

NYSE ARCA STEEL INDEX

The NYSE Arca Steel Index (the “Steel Index”) is a modified market capitalization weighted index comprised of common stocks and ADRs of selected companies that are primarily involved in a variety of activities that are related to steel production, including the operation of mills manufacturing steel, the fabrication of steel shapes or products, or the extraction and reduction of iron ore, and that are listed for trading on the NYSE, NYSE Arca or quoted on the NASDAQ. Only companies with market capitalizations greater than $100 million that have a daily average trading volume of at least $1 million over the past three months are eligible for inclusion in the Steel Index.

The Steel Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Steel Index:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Steel Index; and

(2)	the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Steel Index may not account for more than 50% of the total Steel Index value.

The Steel Index is reviewed quarterly so that the Steel Index components continue to represent the universe of companies involved in the steel mining industry. The NYSE Euronext may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Euronext’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Steel Index. Changes to the Steel Index compositions and/or the component share weights in the Steel Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly Index rebalance.

PORTFOLIO HOLDINGS

A description of each Fund’s policies and procedures with respect to the disclosure of each Fund’s portfolio securities is available in the Funds’ SAI.

ADDITIONAL INVESTMENT STRATEGIES

Each Fund may invest its remaining assets in money market instruments, including repurchase agreements or other funds which invest exclusively in money market instruments, convertible securities, structured notes (notes on which the amount of principal repayment and interest payments are based on the movement of one or more specified factors, such as the movement of a particular stock or stock index) and in swaps, options, futures contracts and currency forwards. Swaps, options, futures contracts and currency forwards (and convertible securities and structured notes) may be used by the Funds in seeking performance that corresponds to its Index, and in managing cash flows. The Funds will not invest in money market instruments as part of a temporary defensive strategy to protect against potential stock market declines.

Each Fund may lend its portfolio securities to brokers, dealers and other financial institutions desiring to borrow securities to complete transactions and for other purposes. In connection with such loans, the Funds receive liquid collateral equal to at least 102% of the value of the portfolio securities being loaned. This collateral is marked-to-market on a daily basis. Although the Funds will receive collateral in connection with all loans of its securities holdings, the Funds would be exposed to a risk of loss should a borrower default on its obligation to return the borrowed securities (e.g., the loaned securities may have appreciated beyond the value of the collateral held by the Funds). In addition, the Funds will bear the risk of loss of any cash collateral that it invests.

ADDITIONAL RISKS OF INVESTING IN THE FUNDS

Short History of an Active Market.  The Funds are recently organized series of an investment company. While Shares are listed on NYSE Arca, there can be no assurance that active trading markets for the Shares will be maintained. Van Eck Securities Corporation, the distributor of the Shares (the “Distributor”), does not maintain a secondary market in the Shares.

Trading Issues.  Trading in Shares on NYSE Arca may be halted due to market conditions or for reasons that, in the view of NYSE Arca, make trading in Shares inadvisable. In addition, trading in Shares on NYSE Arca is subject to trading halts caused by extraordinary market volatility pursuant to NYSE Arca’s “circuit breaker” rules. There can be no assurance that the requirements of NYSE Arca necessary to maintain the listing of the Funds will continue to be met or will remain unchanged.

Fluctuation of NAV.  The NAV of the Shares fluctuates with changes in the market value of each Fund’s securities holdings. The market prices of Shares fluctuate in accordance with changes in NAV and supply and demand on NYSE Arca. The Adviser cannot predict whether Shares will trade below, at or above their NAV. Price differences may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares will be closely related to, but not identical to, the same forces influencing the prices of the securities of each Fund’s respective Index trading individually or in the aggregate at any point in time. However, given that Shares can be created and redeemed daily in Creation Units (unlike shares of closed-end funds, which frequently trade at appreciable discounts from, and sometimes at premiums to, their NAV), the Adviser believes that large discounts or premiums to the NAV of the Shares should not be sustained.

MANAGEMENT

Board of Trustees.  The Board of Trustees of the Trust has responsibility for the general oversight of the management of the Funds, including general supervision of the Adviser and other service providers, but is not involved in the day-to-day management of the Trust. A list of the Trustees and the Trust officers, and their present positions and principal occupations, is provided in the Funds’ SAI.

Investment Manager.  Under the terms of an Investment Management Agreement between the Trust and Van Eck Associates Corporation with respect to Market Vectors Gold Miners ETF (the “Gold Miners Investment Management Agreement”) and an Investment Management Agreement between the Trust and Van Eck Associates Corporation with respect to each of the other Funds (the “Investment Management Agreement” and, together with the Gold Miners Investment Management Agreement, the “Investment Management Agreements”), Van Eck Associates Corporation serves as the adviser to the Funds and, subject to the supervision of the Board of Trustees, is responsible for the day-to-day investment management of the Funds. Under the Gold Miners Investment Management Agreement (but not the Investment Management Agreement), the Adviser is obligated to provide certain fund accounting services to the Market Vectors Gold Miners ETF. As of December 31, 2008, the Adviser managed approximately $8.1 billion in assets. The Adviser’s principal business address is 335 Madison Avenue, New York, New York 10017.

A discussion regarding the Board of Trustees’ approval of each Investment Management Agreement is available in the Trust’s semi-annual report for the period ended June 30, 2008.

For the services provided to each Fund under the relevant Investment Management Agreement, each Fund pays the Adviser monthly fees based on a percentage of each Fund’s average daily net assets at the annual rate of 0.50%. From time to time, the Adviser may waive all or a portion of its fee. Until at least May 1, 2010, the Adviser has contractually agreed to waive fees and/or pay Fund expenses to the extent necessary to prevent the operating expenses of each Fund (excluding interest expense, offering costs, trading expenses, taxes and extraordinary expenses) from exceeding 0.55% (with respect to Market Vectors Gold Miners ETF and Market Vectors Steel ETF) and 0.65% (with respect to Market Vectors Agribusiness ETF, Market Vectors Coal ETF, Market Vectors Global Alternative Energy ETF, Market Vectors Nuclear Energy ETF, Market Vectors RVE Hard Assets Producers ETF and Market Vectors Solar Energy ETF) of its average daily net assets per year. Offering costs excluded from the expense caps are: (a) legal fees pertaining to the Funds’ Shares offered for sale; (b) SEC and state registration fees; and (c) initial fees paid for Shares of a Fund to be listed on an exchange.

The Funds are responsible for all of their expenses, including the investment advisory fees, costs of transfer agency, custody, legal, audit and other services, interest, taxes, any distribution fees or expenses, offering fees or expenses and extraordinary expenses.

Administrator, Custodian and Transfer Agent.  Van Eck Associates Corporation is the administrator for the Funds (the “Administrator”), and The Bank of New York Mellon (formerly known as The Bank of New York) is the custodian of the Funds’ assets and provides transfer agency and fund accounting services to the Funds. The Administrator is responsible for certain clerical, recordkeeping and/or bookkeeping services which are provided pursuant to the Investment Management Agreement.

Distributor.  Van Eck Securities Corporation is the distributor of the Shares. The Distributor will not distribute Shares in less than Creation Units, and does not maintain a secondary market in the Shares. As noted in the section entitled “Shareholder Information–Buying and Selling Exchange-Traded Shares,” the Shares are traded in the secondary market.

PORTFOLIO MANAGERS

The portfolio managers who currently share joint responsibility for the day-to-day management of each Fund’s portfolio are Hao-Hung (Peter) Liao and George Cao. Mr. Liao has been employed by the Adviser since the summer of 2004. Mr. Liao also serves as a portfolio manager for certain other investment companies advised by the Adviser. Mr. Cao has been employed by the Adviser since December of 2007. Prior to joining the Adviser, he served as a Senior Finance

Associate followed by Controller of Operations Administrations Division and Corporate Safety for United Airlines. He also served as a Management Consultant to PricewaterhouseCoopers LLP as well as a Financial Analyst for SAM Distribution Co. Ltd. Messrs. Liao and Cao serve as portfolio managers of 14 funds of the Trust. Messrs. Liao and Cao have served as the portfolio managers of each Fund since its inception and since June of 2008, respectively. See the Funds’ SAI for additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and their respective ownership of Shares.

SHAREHOLDER INFORMATION

Determination of NAV

The NAV per Share for each Fund is computed by dividing the value of the net assets of the Fund (i.e., the value of its total assets less total liabilities) by the total number of Shares outstanding. Expenses and fees, including the management fee, are accrued daily and taken into account for purposes of determining NAV. The NAV of each Fund is determined each business day as of the close of trading (ordinarily 4:00 p.m. New York time) on the NYSE. Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at the current market rates on the date of valuation as quoted by one or more sources.

The value of each Fund’s portfolio securities is based on the securities’ closing price on local markets when available. If a security’s market price is not readily available or does not otherwise accurately reflect the fair value of the security, the security will be valued by another method that the Adviser believes will better reflect fair value in accordance with the Trust’s valuation policies and procedures approved by the Board of Trustees. Each Fund may use fair value pricing in a variety of circumstances, including but not limited to, situations when the value of a security in a Fund’s portfolio has been materially affected by events occurring after the close of the market on which the security is principally traded (such as a corporate action or other news that may materially affect the price of a security) or trading in a security has been suspended or halted. In addition, each Fund currently expects that it will fair value foreign equity securities held by the Fund each day the Fund calculates its NAV. Accordingly, a Fund’s NAV is expected to reflect certain portfolio securities’ fair values rather than their market prices. Fair value pricing involves subjective judgments and it is possible that a fair value determination for a security is materially different than the value that could be realized upon the sale of the security. In addition, fair value pricing could result in a difference between the prices used to calculate a Fund’s NAV and the prices used by the Fund’s respective Index. This may adversely affect a Fund’s ability to track its respective Index. With respect to securities that are primarily listed on foreign exchanges, the value of a Fund’s portfolio securities may change on days when you will not be able to purchase or sell your Shares.

Buying and Selling Exchange-Traded Shares

The Shares of the Funds are listed on NYSE Arca. If you buy or sell Shares in the secondary market, you will incur customary brokerage commissions and charges and may pay some or all of the spread between the bid and the offered price in the secondary market on each leg of a round trip (purchase and sale) transaction. It is anticipated that the Shares will trade in the secondary market at prices that may differ to varying degrees from the closing NAVs of the Shares. Given, however, that Shares can be created and redeemed daily in Creation Units, the Adviser believes that large discounts and premiums to NAV should not be sustained for very long.

DTC serves as securities depository for the Shares. (The Shares may be held only in book-entry form; stock certificates will not be issued.) DTC, or its nominee, is the record or registered owner of all outstanding Shares. Beneficial ownership of Shares will be shown on the records of DTC or its participants (described below). Beneficial owners of Shares are not entitled to have Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and are not considered the registered holder thereof. Accordingly, to exercise any rights of a holder of Shares, each beneficial owner must rely on the procedures of: (i) DTC; (ii) “DTC Participants,” i.e., securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC; and (iii) “Indirect Participants,” i.e., brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly, through which such beneficial owner holds its interests. The Trust understands that under existing industry practice, in the event the Trust requests any action of holders of Shares, or a beneficial owner desires to take any action that DTC, as the record owner of all outstanding Shares, is entitled to take, DTC would authorize the DTC Participants to take such action and that the DTC Participants would authorize the Indirect Participants and beneficial owners acting through such DTC Participants to take such action and would otherwise act upon the instructions of beneficial owners owning through them. As described above, the Trust recognizes DTC or its nominee as the owner of all Shares for all purposes. For more information, see the section entitled “Book Entry Only System” in the Funds’ SAI.

Market Timing and Related Matters.  The Funds impose no restrictions on the frequency of purchases and redemptions. The Board of Trustees considered the nature of the Funds (i.e., a fund whose shares are expected to trade intra-day), that each

Fund fair values all or a substantial portion of its securities, that the Adviser monitors the trading activity of authorized participants for patterns of or abusive trading, and that the Funds reserve the right to reject orders that may be disruptive to the management of or otherwise not in the Funds’ best interests.

Given this structure, the Board of Trustees determined that it is unlikely that (a) market timing would be attempted by a Fund’s shareholders or (b) any attempts to market time a Fund by shareholders would result in negative impact to the Fund or its shareholders and therefore it is not necessary to impose restrictions on the frequency of purchases and redemptions for the Funds at the present time. However, creations and redemptions of Creation Units consisting of a significant amount of cash could create the potential for market timing with its negative impact to the Funds and its shareholders.

Creation and Redemption of Creation Units

The Trust issues and redeems Shares at NAV only in a large specified number of Shares called a “Creation Unit.” A Creation Unit consists of 50,000 Shares. The Funds generally issue and redeem Creation Units only in-kind in exchange for a designated portfolio of equity securities included in each Index and a relatively small cash payment. Except when aggregated in Creation Units, the Shares are not redeemable securities of a Fund. See “Shareholder Information–Buying and Selling Exchange-Traded Shares” and “–Procedures for Creation of Creation Units.” The prices at which creations and redemptions occur are based on the next calculation of NAV after an order is received in proper form by the Distributor.

Fund Deposits.  The consideration for creation of Creation Units of the Funds generally consist of the in-kind deposit of a designated portfolio of equity securities (the “Deposit Securities”) constituting a replication of each Fund’s respective Index and an amount of cash computed as described below (the “Cash Component”) and, together with the Deposit Securities, the “Fund Deposit.” The list of the names and numbers of shares of the Deposit Securities is made available by the Administrator through the facilities of the NSCC immediately prior to the opening of business each day of NYSE Arca. The Cash Component represents the difference between the NAV of a Creation Unit and the market value of the Deposit Securities and may include a “Dividend Equivalent Payment” as described in the Funds’ SAI. The Funds reserve the right to accept a basket of securities or cash that differs from the Deposit Securities.

Procedures for Creation of Creation Units.  To be eligible to place orders with the Distributor to create Creation Units of a Fund, an entity or person either must be (1) a “Participating Party,” i.e., a broker-dealer or other participant in the Clearing Process through the Continuous Net Settlement System of the NSCC; or (2) a DTC Participant; and, in either case, must have executed an agreement with the Trust and with the Distributor with respect to creations and redemptions of Creation Units outside the Clearing Process (“Participant Agreement”). All Creation Units of a Fund, however created, will be entered on the records of DTC in the name of Cede & Co. for the account of a DTC Participant.

At any given time, there may be only a limited number of broker-dealers that have executed a Participant Agreement. Those placing orders to create Creation Units of a Fund through the Clearing Process should afford sufficient time to permit proper submission of the order to the Distributor prior to the closing time of the regular trading session on the NYSE (ordinarily 4:00 p.m. New York time) on the date on which a creation (or redemption order, as discussed below) is placed (the “Transmittal Date”).

Orders for creation that are effected outside the Clearing Process are likely to require transmittal by the DTC Participant earlier on the Transmittal Date than orders effected using the Clearing Process. Those persons placing orders outside the Clearing Process should ascertain the deadlines applicable to DTC and the Federal Reserve Bank wire system by contacting the operations department of the broker or depository institution effectuating such transfer of Deposit Securities and Cash Component. Investors should refer to “Creation and Redemption of Creation Units” in the Funds’ SAI for details regarding the logistics of placement of orders through and outside the Clearing Process.

Acceptance of Creation Order.  The Trust reserves the absolute right to reject a creation order transmitted to it by the Distributor if, for any reason: (a) the order is not in proper form; (b) the creator or creators, upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of a Fund; (c) the Deposit Securities delivered are not as specified by the Administrator, as described above; (d) acceptance of the Deposit Securities would have certain adverse tax

SHAREHOLDER INFORMATION (continued)

consequences to a Fund; (e) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (f) the acceptance of the Fund Deposit would otherwise, in the discretion of the Trust or the Adviser, have an adverse effect on the Trust or the rights of beneficial owners; or (g) in the event that circumstances outside the control of the Trust, the Distributor and the Adviser make it for all practical purposes impossible to process creation orders. Examples of such circumstances include acts of God or public service or utility problems such as fires, floods, extreme weather conditions and power outages resulting in telephone, telecopy and computer failures; market conditions or activities causing trading halts; systems failures involving computer or other information systems affecting the Trust, the Adviser, the Distributor, DTC, the NSCC or any other participant in the creation process, and similar extraordinary events. The Trust shall notify a prospective creator of its rejection of the order of such person. The Trust and the Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification. The Trust shall notify a prospective creator of its rejection of the order of such person.

All questions as to the number of Shares of each security in the Deposit Securities and the validity, form, eligibility and acceptance for deposit of any securities to be delivered shall be determined by the Trust, and the Trust’s determination shall be final and binding.

Creation Transaction Fee.  A fixed Creation Transaction Fee of $1,000, which is paid to each Fund, is applicable to each transaction regardless of the number of Creation Units purchased in the transaction. In addition, a variable charge of up to four times the Creation Transaction Fee will be imposed with respect to transactions effected outside of the Clearing Process (through a DTC Participant) or to the extent that cash is used in lieu of securities to purchase Creation Units. In the case of cash creations or where the Trust permits or requires a creator to substitute “cash in lieu” of depositing a portion of the Deposit Securities, the creator will be assessed an additional variable charge for cash creations on the cash or “cash in lieu” portion of its investment to compensate the Funds for the costs associated with purchasing the applicable securities. See “Creation and Redemption of Creation Units” in the Funds’ SAI. The price for each Creation Unit will equal the daily NAV per Share times the number of Shares in a Creation Unit plus the fees described above and, if applicable, any transfer taxes. Shares of the Funds may be issued in advance of receipt of all Deposit Securities subject to various conditions, including a requirement to maintain on deposit with the Fund cash at least equal to 115% of the market value of the missing Deposit Securities. See “Creation and Redemption of Creation Units” in the Funds’ SAI.

Redemption of Creation Units.  Shares may be redeemed only in Creation Units at their NAV next determined after receipt of a redemption request in proper form by the Distributor, only on a day on which NYSE Arca is open for trading and only through a Participating Party or DTC Participant who has executed a Participant Agreement. The Trust will not redeem Shares in amounts less than Creation Units. Beneficial owners also may sell Shares in the secondary market, but must accumulate enough Shares to constitute a Creation Unit in order to have such Shares redeemed by the Trust. There can be no assurance, however, that there will be sufficient liquidity in the public trading market at any time to permit assembly of a Creation Unit. Investors should expect to incur brokerage and other costs in connection with assembling a sufficient number of Shares to constitute a redeemable Creation Unit.

The Administrator, through NSCC, makes available immediately prior to the opening of business on NYSE Arca (currently 9:30 a.m. New York time) on each day that NYSE Arca is open for business, the securities held by a Fund (“Fund Securities”) that will be applicable (subject to possible amendment or correction) to redemption requests received in proper form (as defined below) on that day. Fund Securities received on redemption may not be identical to Deposit Securities which are applicable to purchasers of Creation Units. Unless cash redemptions are available or specified for a Fund, the redemption proceeds for a Creation Unit generally consist of Fund Securities, plus cash in an amount equal to the difference between the NAV of the Shares being redeemed, as next determined after a receipt of a request in proper form, and the value of the Fund Securities, less the Redemption Transaction Fee described below. The Funds reserve the right to honor a redemption request by delivering a basket of securities or cash that differs from the Fund Securities.

Redemption Transaction Fee.   The Redemption Transaction Fee of $1,000 is deducted from such redemption proceeds. Should the Fund Securities have a value greater than the NAV of Shares being redeemed, a compensating cash payment to the Trust equal to the differential, plus the applicable Redemption Transaction Fee and, if applicable, any transfer taxes will be required to be arranged for by or on behalf of the redeeming shareholder. The basic Redemption Transaction Fees are the same no matter how many Creation Units are being redeemed pursuant to any one redemption request. The Funds may adjust these fees from time to time based upon actual experience. An additional charge up to four times the Redemption Transaction Fee will be charged with respect to cash redemptions or redemptions outside of the Clearing Process. An additional variable charge for cash redemptions or partial cash redemptions (when cash redemptions are permitted or required) will also be imposed to compensate the Funds for the costs associated with selling the applicable securities. The Funds reserve the right to effect redemptions in cash. Although a shareholder in the Funds may request a cash redemption in lieu of securities, the Funds may, in their discretion, reject any such request. Investors who use the services of a broker or other such intermediary may be charged a fee for such services. Investors should refer to “Creation and Redemption of Creation Units” in the Funds’ SAI for details regarding the logistics of redemption orders through and outside the Clearing Process.

Redemptions of Shares for Fund Securities will be subject to compliance with applicable U.S. federal and state securities laws, and each Fund (whether or not it otherwise permits or requires cash redemptions) reserves the right to redeem Creation Units for cash to the extent that the Fund could not lawfully deliver specific Deposit Securities upon redemptions or could not do so without first registering the Fund Securities under such laws. Deliveries of Fund Securities to redeeming investors generally will be made within three business days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds may take longer than three business days after the day on which the redemption request is received in proper form. In such cases, the local market settlement procedures will not commence until the end of the local holiday periods. See the Funds’ SAI for a list of the local holidays in the foreign countries relevant to the Funds.

The right of redemption may be suspended or the date of payment postponed (1) for any period during which the NYSE is closed (other than customary weekend and holiday closings); (2) for any period during which trading on the NYSE is suspended or restricted; (3) for any period during which an emergency exists as a result of which disposal of the Shares of the Fund or determination of their NAV is not reasonably practicable; or (4) in such other circumstance as is permitted by the SEC.

Investors interested in creating and/or redeeming Creation Units should refer to the more detailed information “Creation and Redemption of Creation Units” in the Funds’ SAI.

Distributions

Net Investment Income and Capital Gains.  As a shareholder of a Fund, you are entitled to your share of the Fund’s distributions of net investment income and net realized capital gains on its investments. Each Fund pays out substantially all of its net earnings to its shareholders as “distributions.”

Each Fund typically earns income dividends from stocks and interest from debt securities. These amounts, net of expenses, are typically passed along to Fund shareholders as dividends from net investment income. Each Fund realizes capital gains or losses whenever it sells securities. Net capital gains are distributed to shareholders as “capital gain distributions.”

Net investment income and net capital gains are typically distributed to shareholders at least annually. Dividends may be declared and paid more frequently to improve index tracking or to comply with the distribution requirements of the Internal Revenue Code. In addition, a Fund may determine to distribute at least annually amounts representing the full dividend yield net of expenses on the underlying investment securities, as if the Fund owned the underlying investment securities for the entire dividend period, in which case some portion of each distribution may result in a return of capital, which, for tax purposes, is treated as a return on your investment in Shares. You will be notified regarding the portion of the distribution which represents a return of capital.

Distributions in cash may be reinvested automatically in additional Shares of a Fund only if the broker through which you purchased Shares makes such option available.

SHAREHOLDER INFORMATION (continued)

Tax Matters

As with any investment, you should consider how your Fund investment will be taxed. The tax information in this Prospectus is provided as general information. You should consult your own tax professional about the tax consequences of an investment in a Fund, including the possible application of foreign, state and local taxes. Unless your investment in a Fund is through a tax-exempt entity or tax-deferred retirement account, such as a 401(k) plan, you need to be aware of the possible tax consequences when: (i) the Fund makes distributions, (ii) you sell Shares in the secondary market or (iii) you create or redeem Creation Units.

Taxes on Distributions.  As noted above, each Fund expects to distribute net investment income at least annually, and any net realized long-term or short-term capital gains annually. Each Fund may also pay a special distribution at any time to comply with U.S. federal tax requirements.

In general, your distributions are subject to U.S. federal income tax when they are paid, whether you take them in cash or reinvest them in a Fund. Distributions of net investment income are generally taxable as ordinary income. Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long you have owned your Shares. Distributions of net short-term capital gains in excess of net long-term capital losses, if any, are generally taxable as ordinary income. Distributions of net long-term capital gains in excess of net short-term capital losses, if any, that are properly designated as capital gain dividends are generally taxable as long-term capital gains. Long-term capital gains of non-corporate shareholders are taxable at a maximum rate of 15%. Absent further legislation, the maximum non-corporate tax rate of 15% applicable to long-term capital gains will apply to taxable years beginning before January 1, 2011.

For taxable years beginning before January 1, 2011, the Funds may receive dividends, the distribution of which the Funds may designate as qualified dividends. In the event that a Fund receives such a dividend and designates the distribution of such dividend as a qualified dividend, the dividend may be taxed at the maximum capital gains rate, provided holding period and other requirements are met at both the shareholder and the Fund level.

Distributions in excess of a Fund’s current and accumulated earnings and profits are treated as a tax-free return of your investment to the extent of your basis in the Shares, and generally as capital gain thereafter. A return of capital, which for tax purposes is treated as a return of your investment, reduces your basis in Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of Shares. A distribution will reduce a Fund’s NAV per Share and may be taxable to you as ordinary income or capital gain even though, from an economic standpoint, the distribution may constitute a return of capital.

Dividends, interest and gains from non-U.S. investments of a Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may, in some cases, reduce or eliminate such taxes.

If more than 50% of a Fund’s total assets at the end of its taxable year consist of foreign stock or securities, that Fund may elect to “pass through” to its investors certain foreign income taxes paid by the Fund, with the result that each investor will (i) include in gross income, as an additional dividend, even though not actually received, the investor’s pro rata share of the Fund’s foreign income taxes, and (ii) either deduct (in calculating U.S. taxable income) or credit (in calculating U.S. federal income), subject to certain limitations, the investor’s pro rate share of the Fund’s foreign income taxes.

If you are not a citizen or resident alien of the United States, a Fund’s ordinary income dividends (which include distributions of net short-term capital gains) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies or unless such income is effectively connected with a U.S. trade or business. Furthermore, for taxable years beginning before

January 1, 2010, the Funds may, under certain circumstances, designate all or a portion of a dividend as an “interest-related dividend” or a “short-term capital gain dividend.” An interest-related dividend that is received by a nonresident alien or foreign entity generally would be exempt from the 30% U.S. withholding tax, provided certain other requirements are met. A short-term capital gain dividend that is received by a nonresident alien or foreign entity generally would be exempt from the 30% U.S. withholding tax, unless the foreign person is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year. The Fund does not expect to pay significant amounts of interest-related dividends. Nonresident shareholders are urged to consult their own tax advisers concerning the applicability of the U.S. withholding tax. Nonresident shareholders that own, either directly or indirectly, more than 5% of a class of shares of a Fund that holds investments in “United States real property interests” are urged to consult their own tax advisers concerning special tax rules that may apply to their investment in Shares.

Each Fund may be required to withhold a percentage of your distributions and proceeds if you have not provided a taxpayer identification number or social security number or otherwise established a basis for exemption from backup withholding. The backup withholding rate for individuals is currently 28%. This is not an additional tax and may be refunded, or credited against your U.S. federal income tax liability, provided certain required information is furnished to the Internal Revenue Service.

Taxes on the Sale of Exchange-Listed Shares.  Currently, any capital gain or loss realized upon a sale of Shares is generally treated as long-term capital gain or loss if the Shares have been held for more than one year and as a short-term capital gain or loss if held for one year or less. However, any capital loss on a sale of Shares held for six months or less is treated as long-term capital loss to the extent that capital gain dividends were paid with respect to such Shares. The ability to deduct capital losses may be limited.

Taxes on Creations and Redemptions of Creation Units.  A person who exchanges securities for Creation Units generally will recognize a gain or loss. The gain or loss will be equal to the difference between the market value of the Creation Units at the time of exchange and the exchanger’s aggregate basis in the securities surrendered, taking into consideration the Cash Component paid. A person who exchanges Creation Units for securities will generally recognize a gain or loss equal to the difference between the exchanger’s basis in the Creation Units and the sum of the aggregate market value of the securities received. The Internal Revenue Service, however, may assert that a loss realized upon an exchange of securities for Creation Units cannot be deducted currently under the rules governing “wash sales,” or on the basis that there has been no significant change in economic position. Persons exchanging securities for Creation Units or redeeming Creation Units should consult their own tax adviser with respect to whether wash sale rules apply and when a loss might be deductible and the tax treatment of any creation or redemption transaction.

Under current U.S. federal income tax laws, any capital gain or loss realized upon a redemption (or creation) of Creation Units is generally treated as long-term capital gain or loss if the Shares (or securities surrendered) have been held for more than one year and as a short-term capital gain or loss if the Shares (or securities surrendered) have been held for one year or less.

If you create or redeem Creation Units, you will be sent a confirmation statement showing how many Shares you created or sold and at what price.

The foregoing discussion summarizes some of the consequences under current U.S. federal income tax law of an investment in a Fund. It is not a substitute for personal tax advice. Consult your own tax advisor about the potential tax consequences of an investment in a Fund under all applicable tax laws.

LICENSE AGREEMENT

The Adviser has entered into a licensing agreement with Deutsche Börse AG to use the DAXglobal® Agribusiness Index and DAXglobal® Nuclear Energy Index. Each of Market Vectors Agribusiness ETF and Market Vectors Nuclear Energy ETF are entitled to use their respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

THE SHARES OF MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF ARE NEITHER SPONSORED NOR PROMOTED, DISTRIBUTED OR IN ANY OTHER MANNER SUPPORTED BY DEUTSCHE BÖRSE AG. DEUTSCHE BÖRSE AG DOES NOT GIVE ANY EXPLICIT OR IMPLICIT WARRANTY OR REPRESENTATION, NEITHER REGARDING THE RESULTS DERIVING FROM THE USE OF THE DAXGLOBAL® AGRIBUSINESS INDEX (THE “AGRIBUSINESS INDEX”), THE DAXGLOBAL® NUCLEAR ENERGY INDEX (THE “NUCLEAR ENERGY INDEX”) AND/OR THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX NOR REGARDING THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX VALUES AT A CERTAIN POINT IN TIME OR ON A CERTAIN DATE NOR IN ANY OTHER RESPECT. THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX ARE CALCULATED AND PUBLISHED BY DEUTSCHE BÖRSE AG. NEVERTHELESS, AS FAR AS ADMISSIBLE UNDER STATUTORY LAW DEUTSCHE BÖRSE AG WILL NOT BE LIABLE VIS-Á-VIS THIRD PARTIES FOR POTENTIAL ERRORS IN THE AGRIBUSINESS INDEX OR THE NUCLEAR ENERGY INDEX. MOREOVER, THERE IS NO OBLIGATION FOR DEUTSCHE BÖRSE AG VIS-Á-VIS THIRD PARTIES, INCLUDING INVESTORS, TO POINT OUT POTENTIAL ERRORS IN THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX.

NEITHER THE PUBLICATION OF THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX BY DEUTSCHE BÖRSE AG NOR THE GRANTING OF A LICENSE REGARDING THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX AS WELL AS THE AGRIBUSINESS INDEX TRADEMARK AND THE NUCLEAR ENERGY INDEX TRADEMARK FOR THE UTILIZATION IN CONNECTION WITH THE FINANCIAL INSTRUMENT OR OTHER SECURITIES OR FINANCIAL PRODUCTS, WHICH DERIVED FROM THE AGRIBUSINESS INDEX AND THE NUCLEAR ENERGY INDEX, REPRESENT A RECOMMENDATION BY DEUTSCHE BÖRSE AG FOR A CAPITAL INVESTMENT OR CONTAINS IN ANY MANNER A WARRANTY OR OPINION BY DEUTSCHE BÖRSE AG WITH RESPECT TO THE ATTRACTIVENESS ON AN INVESTMENT IN SHARES OF MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF.

IN ITS CAPACITY AS SOLE OWNER OF ALL RIGHTS TO THE AGRIBUSINESS INDEX, THE NUCLEAR ENERGY INDEX, THE AGRIBUSINESS INDEX TRADEMARK AND THE NUCLEAR ENERGY INDEX TRADEMARK, DEUTSCHE BÖRSE AG HAS SOLELY LICENSED TO VAN ECK ASSOCIATES CORPORATION THE UTILIZATION OF THE AGRIBUSINESS INDEX, THE NUCLEAR ENERGY INDEX, THE AGRIBUSINESS INDEX TRADEMARK AND THE NUCLEAR ENERGY INDEX TRADEMARK AS WELL AS ANY REFERENCE TO THE AGRIBUSINESS INDEX, THE NUCLEAR ENERGY INDEX, THE AGRIBUSINESS INDEX TRADEMARK AND THE NUCLEAR ENERGY INDEX TRADEMARK IN CONNECTION WITH THE SHARES OF MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF.

The Adviser has entered into a licensing agreement with Archipelago Holdings Inc., an indirect wholly owned subsidiary of NYSE Euronext, to use the NYSE Arca Gold Miners Index and NYSE Arca Steel Index. Each of Market Vectors Gold Miners ETF and Market Vectors Steel ETF is entitled to use its respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

The NYSE Arca Gold Miners Index, a trademark of NYSE Euronext, is licensed for use by the Adviser in connection with Market Vectors Gold Miners ETF. NYSE Euronext neither sponsors nor endorses Market Vectors Gold Miners ETF and makes no warranty or representation as to the accuracy and/or completeness of the NYSE Arca Gold Miners Index or results to be obtained by any person from using the NYSE Arca Gold Miners Index in connection with trading Market Vectors Gold Miners ETF.

The NYSE Arca Steel Index, a trademark of NYSE Euronext, is licensed for use by the Adviser in connection with the Market Vectors Steel ETF. NYSE Euronext neither sponsors nor endorses Market Vectors Steel ETF and makes no warranty or representation as to the accuracy and/or completeness of the NYSE Arca Steel Index or the results to be obtained by any person from the using the NYSE Arca Steel Index in connection with trading Market Vectors Steel ETF.

THE SHARES OF EACH OF THE MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY NYSE EURONEXT. NYSE EURONEXT, AS INDEX COMPILATION AGENT (THE “INDEX COMPILATION AGENT”), MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SHARES OF MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE SHARES OF THE MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF PARTICULARLY OR THE ABILITY OF THE INDICES IDENTIFIED HEREIN TO TRACK STOCK MARKET PERFORMANCE. NYSE EURONEXT IS THE LICENSOR OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES, INCLUDING THE NYSE ARCA GOLD MINERS INDEX AND NYSE ARCA STEEL INDEX. EACH INDEX IS DETERMINED, COMPOSED AND CALCULATED WITHOUT REGARD TO THE SHARES OF THE MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF. THE INDEX COMPILATION AGENT IS NOT RESPONSIBLE FOR, NOR HAS IT PARTICIPATED IN, THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SHARES OF THE MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SHARES ARE REDEEMABLE. THE INDEX COMPILATION AGENT HAS NO OBLIGATION OR LIABILITY TO OWNERS OF THE SHARES OF THE MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE SHARES OF THE MARKET VECTORS GOLD MINERS ETF AND MARKET VECTORS STEEL ETF.

Although the Index Compilation Agent shall obtain information for inclusion in or for use in the calculation of each of the NYSE Arca Gold Miners Index and NYSE Arca Steel Index from sources which it considers reliable, the Index Compilation Agent does not guarantee the accuracy and/or the completeness of the component data of each of the NYSE Arca Gold Miners Index and NYSE Arca Steel Index obtained from independent sources. The Index Compilation Agent makes no warranty, express or implied, as to results to be obtained by the Trust as sub-licensee, licensee’s customers and counterparties, owners of the Shares, or any other person or entity from the use of each of the NYSE Arca Gold Miners Index and NYSE Arca Steel Index or any data included therein in connection with the rights licensed as described herein or for any other use. The Index Compilation Agent makes no express or implied warranties, and hereby expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to each of the NYSE Arca Gold Miners Index and NYSE Arca Steel Index or any data included therein. Without limiting any of the foregoing, in no event shall the Index Compilation Agent have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of an Index’s possibility of such damages.

The Adviser has entered into a licensing agreement with Ardour Global Indexes, LLC to use the Ardour Global IndexSM (Extra Liquid) and Ardour Solar Energy IndexSM. Each of Market Vectors Global Alternative Energy ETF and Market Vectors Solar Energy ETF is entitled to use its respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY ARDOUR GLOBAL INDEXES, LLC (“ARDOUR”). ARDOUR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF PARTICULARLY OR THE ABILITY OF ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM TO TRACK THE PERFORMANCE OF THE PHYSICAL COMMODITIES MARKET.

LICENSE AGREEMENT (continued)

ARDOUR’S ONLY RELATIONSHIP TO VAN ECK ASSOCIATES CORPORATION (“LICENSEE”) IS THE LICENSING OF CERTAIN SERVICE MARKS AND TRADE NAMES OF ARDOUR AND OF THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM THAT IS DETERMINED, COMPOSED AND CALCULATED BY ARDOUR WITHOUT REGARD TO THE LICENSEE OR THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF. ARDOUR HAS NO OBLIGATION TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM. ARDOUR IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF TO BE USED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF ARE TO BE CONVERTED INTO CASH. ARDOUR HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF.

ARDOUR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM OR ANY DATA INCLUDED THEREIN AND ARDOUR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ARDOUR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM OR ANY DATA INCLUDED THEREIN. ARDOUR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ARDOUR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“ARDOUR GLOBAL INDEXES, LLCSM”, “ARDOUR GLOBAL INDEXSM, (COMPOSITE),” “ARDOUR COMPOSITESM”, “ARDOUR GLOBAL INDEXSM” (EXTRA LIQUID)”, “ARDOUR SOLAR ENERGY INDEXSM,” “ARDOUR-XLSM”, “ARDOUR GLOBAL ALTERNATIVE ENERGY INDEXESSM”, “ARDOUR FAMILYSM” ARE SERVICE MARKS OF ARDOUR AND HAVE BEEN LICENSED FOR USE BY THE LICENSEE. THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY ARDOUR AND ARDOUR MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF.

THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEXSM ARE CALCULATED BY DOW JONES INDEXES, A BUSINESS UNIT OF DOW JONES & COMPANY, INC. (“DOW JONES”). THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF BASED ON THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) AND MARKET VECTORS SOLAR ENERGY ETF BASED ON THE ARDOUR SOLAR ENERGY INDEXSM RE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY DOW JONES INDEXES, AND DOW JONES INDEXES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE SHARES OF MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF.

DOW JONES, ITS AFFILIATES, SOURCES AND DISTRIBUTION AGENTS (COLLECTIVELY, THE “INDEX CALCULATION AGENT”) SHALL NOT BE LIABLE TO MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF, ANY CUSTOMER OR ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING FROM (I) ANY INACCURACY OR INCOMPLETENESS IN, OR DELAYS, INTERRUPTIONS, ERRORS OR OMISSIONS IN THE DELIVERY OF THE ARDOUR GLOBAL INDEXSM (EXTRA LIQUID) OR ARDOUR SOLAR ENERGY INDEX SM OR ANY DATA RELATED THERETO (THE “INDEX DATA”) OR (II) ANY DECISION MADE OR ACTION TAKEN BY MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF, ANY CUSTOMER OR THIRD PARTY IN RELIANCE UPON THE INDEX DATA. THE INDEX CALCULATION AGENT DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, TO MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF OR MARKET VECTORS SOLAR ENERGY ETF, ANY OF ITS CUSTOMERS OR ANY ONE ELSE REGARDING THE INDEX DATA, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, CURRENTNESS, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES AS TO THE RESULTS TO BE OBTAINED BY MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF AND MARKET VECTORS SOLAR ENERGY ETF, ANY OF THEIR CUSTOMERS OR OTHER PERSON IN CONNECTION WITH THE USE OF THE INDEX DATA. THE INDEX CALCULATION AGENT SHALL NOT BE LIABLE TO MARKET VECTORS GLOBAL ALTERNATIVE ENERGY ETF OR AND MARKET VECTORS SOLAR ENERGY ETF, THEIR CUSTOMERS OR OTHER THIRD PARTIES FOR LOSS OF BUSINESS REVENUES, LOST PROFITS OR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR SIMILAR DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

The Adviser has entered into a licensing agreement with Stowe Global Indexes, LLC to use the Stowe Coal IndexSM. Market Vectors Coal ETF is entitled to use its respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

MARKET VECTORS COAL ETF IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOWE GLOBAL INDEXES, LLC (“LICENSOR”). LICENSOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF MARKET VECTORS COAL ETF OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN MARKET VECTORS COAL ETF PARTICULARLY OR THE ABILITY OF THE COAL INDEX TO TRACK THE PERFORMANCE OF ANY INDEX. LICENSOR’S ONLY RELATIONSHIP TO THE LICENSEE IS THE LICENSING OF CERTAIN SERVICE MARKS AND TRADE NAMES OF LICENSOR AND OF THE STOWE COAL INDEX THAT IS DETERMINED, COMPOSED AND CALCULATED BY LICENSOR WITHOUT REGARD TO THE LICENSEE OR MARKET VECTORS COAL ETF. LICENSOR HAS NO OBLIGATION TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF MARKET VECTORS COAL ETF INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE COAL INDEX. LICENSOR IS NOT RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF SHARES OF MARKET VECTORS COAL ETF TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH MARKET VECTORS COAL ETF ARE TO BE CONVERTED INTO CASH. LICENSOR HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF MARKET VECTORS COAL ETF.

LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE COAL INDEX OR ANY DATA INCLUDED THEREIN AND LICENSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE COAL INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE COAL INDEX OR ANY DATA INCLUDED THEREIN. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE COAL INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

LICENSE AGREEMENT (continued)

MARKET VECTORS COAL ETF ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR’S, A DIVISION OF THE MCGRAW-HILL COMPANIES, INC. (“S&P”), OR ITS THIRD PARTY LICENSORS. NEITHER S&P NOR ITS THIRD PARTY LICENSORS MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF MARKET VECTORS COAL ETF OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES GENERALLY OR IN MARKET VECTORS COAL ETF PARTICULARLY OR THE ABILITY OF THE COAL INDEX TO TRACK GENERAL STOCK MARKET PERFORMANCE. S&P’S AND ITS THIRD PARTY LICENSOR’S ONLY RELATIONSHIP TO STOWE GLOBAL INDEXES, LLC IS THE LICENSING OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES OF S&P AND/OR ITS THIRD PARTY LICENSORS AND FOR THE PROVIDING OF CALCULATION AND MAINTENANCE SERVICES RELATED TO THE COAL INDEX. NEITHER S&P NOR ITS THIRD PARTY LICENSORS IS RESPONSIBLE FOR AND HAS NOT PARTICIPATED IN THE DETERMINATION OF THE PRICES AND AMOUNT OF MARKET VECTORS COAL ETF OR THE TIMING OF THE ISSUANCE OR SALE OF MARKET VECTORS COAL ETF OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH MARKET VECTORS COAL ETF IS TO BE CONVERTED INTO CASH. S&P HAS NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF MARKET VECTORS COAL ETF.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE COAL INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ITS TRADEMARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

Standard & Poor’s® and S&P® are registered trademarks of The McGraw-Hill Companies, Inc.; “Calculated by S&P Custom Indices” and its related stylized mark are service marks of The McGraw-Hill Companies, Inc. These marks have been licensed for use by Stowe Global Indexes, LLC.

The Adviser has entered into a licensing agreement with S-Network Global Indexes, LLC (“Licensor”) to use The Rogers™–Van Eck Hard Assets Producers Index. The Adviser has also granted Licensor a license to use the Van Eck name in connection with The Rogers™–Van Eck Hard Assets Producers Index and Licensor will pay the Adviser a share of the revenues received by Licensor from the licensing of The Rogers™–Van Eck Hard Assets Producers Index. The Market Vectors RVE Hard Assets Producers ETF is entitled to use its respective benchmark Index pursuant to a sub-licensing arrangement with the Adviser.

S-NetworkSM is a service mark of S-Network Global Indexes, LLC and has been licensed for use by the Adviser in connection with the Market Vectors RVE Hard Assets Producers ETF. The Market Vectors RVE Hard Assets Producers ETF is not sponsored, endorsed, sold or promoted by S-Network Global Indexes, LLC, which makes no representation regarding the advisability of investing in the Market Vectors RVE Hard Assets Producers ETF.

The Shares of Market Vectors RVE Hard Assets Producers ETF are not sponsored, endorsed, sold or promoted by Licensor. Licensor makes no representation or warranty, express or implied, to the owners of the Shares of Market Vectors RVE Hard

Assets Producers ETF or any member of the public regarding the advisability of investing in securities generally or in the Shares of Market Vectors RVE Hard Assets Producers ETF particularly or the ability of The RogersTM–Van Eck Hard Assets Producers Index to track the performance of the physical commodities market. Licensor’s only relationship to Van Eck Associates Corporation (“Licensee”) is the licensing of certain service marks and trade names of Licensor and of The RogersTM–Van Eck Hard Assets Producers Index that is determined, composed and calculated by Licensor without regard to the Licensee or the Shares of Market Vectors RVE Hard Assets Producers ETF. Licensor has no obligation to take the needs of the Licensee or the owners of the Shares of Market Vectors RVE Hard Assets Producers ETF into consideration in determining, composing or calculating The RogersTM–Van Eck Hard Assets Producers Index. Licensor is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Shares of Market Vectors RVE Hard Assets Producers ETF to be issued or in the determination or calculation of the equation by which the Shares of Market Vectors RVE Hard Assets Producers ETF are to be converted into cash. Licensor has no obligation or liability in connection with the administration, marketing or trading of the Shares of Market Vectors RVE Hard Assets Producers ETF.

LICENSOR DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX OR ANY DATA INCLUDED THEREIN AND LICENSOR SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. LICENSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SHARES OF MARKET VECTORS RVE HARD ASSETS PRODUCERS ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX OR ANY DATA INCLUDED THEREIN. LICENSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSOR HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Shares of Market Vectors RVE Hard Assets Producers ETF are not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) or its third party licensors. Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the Shares of Market Vectors RVE Hard Assets Producers ETF or any member of the public regarding the advisability of investing in securities generally or in the Shares of Market Vectors RVE Hard Assets Producers ETF particularly or the ability of The RogersTM–Van Eck Hard Assets Producers Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to S-Network Global Indexes, LLC is the licensing of certain trademarks, service marks and trade names of S&P and/or its third party licensors and for the providing of calculation and maintenance services related to The RogersTM–Van Eck Hard Assets Producers Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Shares of Market Vectors RVE Hard Assets Producers ETF or the timing of the issuance or sale of the Shares of Market Vectors RVE Hard Assets Producers ETF or in the determination or calculation of the equation by which the Shares of Market Vectors RVE Hard Assets Producers ETF is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Shares of Market Vectors RVE Hard Assets Producers ETF.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ITS TRADEMARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER

LICENSE AGREEMENT (continued)

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Standard & Poor’s® and S&P® are registered trademarks of The McGraw-Hill Companies, Inc.; “Calculated by S&P Custom Indices” and its related stylized mark are service marks of The McGraw-Hill Companies, Inc. These marks have been licensed for use by Licensor.

“Jim Rogers,” “James Beeland Rogers, Jr.” and “Rogers” are trademarks, service marks and/or registered trademarks of Beeland Interests, Inc. (“Beeland Interests”), which is owned and controlled by James Beeland Rogers, Jr., and are used subject to license. The personal names and likeness of Jim Rogers/James Beeland Rogers, Jr. are owned and licensed by James Beeland Rogers, Jr.

The Shares of Market Vectors RVE Hard Assets Producers ETF are not sponsored, endorsed, sold or promoted by Beeland Interests or James Beeland Rogers, Jr. Neither Beeland Interests nor James Beeland Rogers, Jr. makes any representation or warranty, express or implied, nor accepts any responsibility, regarding the accuracy or completeness of this Prospectus, or the advisability of investing in securities or commodities generally, or in the Shares of Market Vectors RVE Hard Assets Producers ETF or in futures particularly.

BEELAND INTERESTS AND ITS AFFILIATES SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY OWNERS OF THE SHARES OF MARKET VECTORS RVE HARD ASSETS PRODUCERS ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BEELAND INTERESTS OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

VAN ECK AND ITS AFFILIATES SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS, AND MAKES NO WARRANTY, EXPRESS OR IMPLIED AS TO RESULTS TO BE OBTAINED BY OWNERS OF MARKET VECTORS RVE HARD ASSETS PRODUCERS ETF, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE ROGERSTM–VAN ECK HARD ASSETS PRODUCERS INDEX. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL VAN ECK INTERESTS OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

INDICATIVE VALUE CALCULATION

DOW JONES, ITS AFFILIATES, SOURCES AND DISTRIBUTION AGENTS (TOGETHER, THE “INDICATIVE VALUE CALCULATION AGENT”) SHALL NOT BE LIABLE TO THE ADVISER, ANY CUSTOMER OR ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING FROM (I) ANY INACCURACY OR INCOMPLETENESS IN, OR DELAYS, INTERRUPTIONS, ERRORS OR OMISSIONS IN THE DELIVERY OF THE INTRADAY INDICATIVE VALUE WITH RESPECT TO EACH OF MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF (THE “INDICATIVE VALUE”) OR ANY DATA RELATED THERETO (THE “DATA”) OR (II) ANY DECISION MADE OR ACTION TAKEN BY THE ADVISER, ANY CUSTOMER OR THIRD PARTY IN RELIANCE UPON THE DATA. THE INDICATIVE VALUE CALCULATION AGENT DOES NOT MAKE ANY WARRANTIES, EXPRESS OR IMPLIED, TO THE ADVISER, ANY INVESTOR IN MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF OR ANY ONE ELSE REGARDING THE DATA, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS, CORRECTNESS, MERCHANTABILITY, QUALITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTIES AS TO THE RESULTS TO BE OBTAINED BY THE ADVISER, ANY INVESTORS IN MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF OR OTHER PERSON IN CONNECTION WITH THE USE OF THE DATA. THE INDICATIVE VALUE CALCULATION AGENT SHALL NOT BE LIABLE TO THE ADVISER, ANY INVESTOR IN MARKET VECTORS AGRIBUSINESS ETF AND MARKET VECTORS NUCLEAR ENERGY ETF OR OTHER THIRD PARTIES FOR ANY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF BUSINESS REVENUES, LOST PROFITS OR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR SIMILAR DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

FINANCIAL HIGHLIGHTS

The financial highlights table is intended to help you understand the Funds’ financial performance since each Fund’s inception. Certain information reflects financial results for a single Fund share. The total returns in the table represent that rate that an investor would have earned (or lost) on an investment in a Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Ernst & Young LLP, the Funds’ independent registered public accounting firm, whose report, along with the Funds’ financial statements, are included in the Funds’ Annual Report, which is available upon request.

Market Vectors Agribusiness ETF

Financial Highlights
For a Share outstanding throughout the period:

	Year Ended December 31, 2008	For the Period August 31, 2007* through December 31, 2007
Net Asset Value, Beginning of Period.	$56.73	$40.90
Income from Investment Operations:
Net Investment Income	0.35	–	(b)
Net Realized and Unrealized Gain (Loss) on Investments	(29.09)	15.83

Total from Investment Operations.	(28.74)	15.83

Less Dividends From:
Net Investment Income	(0.28)	–

Total Dividends	(0.28)	–

Net Asset Value, End of Period	$27.71	$56.73

Total Return(a)	(50.64)%	38.70	%(d)
Ratios/Supplementary Data
Net Assets, End of Period (000’s)	$679,014	$706,245
Ratio of Gross Expenses to Average Net Assets	0.59%	0.65	%(c)
Ratio of Net Expenses to Average Net Assets	0.59%	0.65	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets.	0.58%	0.65	%(c)
Ratio of Net Investment Income (Loss) to Average Net Assets	0.66%	(0.02	)%(c)
Portfolio Turnover Rate	29%	4%

(a)

Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

Market Vectors Coal ETF

Financial Highlights
For a Share outstanding throughout the period:

	For the Period January 10, 2008* through December 31, 2008
Net Asset Value, Beginning of Period	$40.39
Income from Investment Operations:
Net Investment Income	0.10
Net Realized and Unrealized Gain (Loss) on Investments	(25.85)

Total from Investment Operations	(25.75)

Less Dividends From:
Net Investment Income	(0.09)

Total Dividends.	(0.09)

Net Asset Value, End of Period	$14.55

Total Return(a)	(63.75	)%(d)
Ratios/Supplementary Data
Net Assets, End of Period (000’s)	$167,999
Ratio of Gross Expenses to Average Net Assets	0.62	%(c)
Ratio of Net Expenses to Average Net Assets	0.62	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets.	0.61	%(c)
Ratio of Net Investment Income (Loss) to Average Net Assets	0.53	%(c)
Portfolio Turnover Rate.	47%

(a)	Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

FINANCIAL HIGHLIGHTS (continued)

Market Vectors Global Alternative Energy ETF

Financial Highlights
For a Share outstanding throughout the period:

	Year Ended December 31, 2008	For the Period May 3, 2007* through December 31, 2007
Net Asset Value, Beginning of Period	$59.50	$39.68
Income from Investment Operations:
Net Investment Income	0.15	–	(b)
Net Realized and Unrealized Gain (Loss) on Investments .	(36.43)	19.82

Total from Investment Operations	(36.28)	19.82

Less Dividends From:
Net Investment Income	(0.14)	–

Total Dividends.	(0.14)	–

Net Asset Value, End of Period	$23.08	$59.50

Total Return(a)	(60.98)%	49.95	%(d)
Ratios/Supplementary Data
Net Assets, End of Period (000’s)	$192,758	$238,018
Ratio of Gross Expenses to Average Net Assets	0.62%	0.73	%(c)
Ratio of Net Expenses to Average Net Assets	0.62%	0.65	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets	0.60%	0.65	%(c)
Ratio of Net Investment Income (Loss) to Average Net Assets	0.46%	0.01	%(c)
Portfolio Turnover Rate	29%	5%

(a)

Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

Market Vectors Gold Miners ETF

Financial Highlights
For a Share outstanding throughout the period:

	For the Fiscal Year Ended December 31,		For the Period May 16, 2006* through December 31, 2006
	2008	2007
Net Asset Value, Beginning of Period.	$45.89	$39.87	$39.72
Income from Investment Operations:
Net Investment Income	0.43	0.11	0.11
Net Realized and Unrealized Gain (Loss) on Investments.	(12.62)	6.66	0.16

Total from Investment Operations.	(12.19)	6.77	0.27

Less Dividends From:
Net Investment Income	–	(0.75)	(0.12)

Total Dividends	–	(0.75)	(0.12)

Net Asset Value, End of Period	$33.70	$45.89	$39.87

Total Return(a)	(26.56)%	16.97%	0.67	%(d)
Ratios/Supplementary Data
Ratios/Supplementary Data Net Assets, End of Period (000’s)	$2,672,363	$1,436,430	$440,696
Ratio of Gross Expenses to Average Net Assets.	0.56%	0.59%	0.68	%(c)
Ratio of Net Expenses to Average Net Assets.	0.55%	0.55%	0.55	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets	0.55%
Ratio of Net Investment Income (Loss) to Average Net Assets.	0.15%	0.08%	0.69	%(c)
Portfolio Turnover Rate.	13%	1%	4%

(a)	Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

FINANCIAL HIGHLIGHTS (continued)

Market Vectors Nuclear Energy ETF

Financial Highlights
For a Share outstanding throughout the period:

	Year Ended December 31, 2008	For the Period August 13, 2007* through December 31, 2007
Net Asset Value, Beginning of Period	$35.62	$40.18
Income from Investment Operations:
Net Investment Income	1.27	0.05
Net Realized and Unrealized Gain (Loss) on Investments.	(17.59)	(2.66)

Total from Investment Operations	(16.32)	(2.61)

Less Dividends From:
Net Investment Income	–	(1.95)
Short-Term Capital Gains	–	–
Return of Capital	–	–

Total Dividends	–	(1.95)

Net Asset Value, End of Period	$19.30	$35.62

Total Return(a)	(45.82)%	(6.51	)%(d)
Ratios/Supplementary Data Net Assets, End of Period (000’s)	$135,065	$126,453
Ratio of Gross Expenses to Average Net Assets.	0.61%	0.71	%(c)
Ratio of Net Expenses to Average Net Assets.	0.61%	0.65	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets.	0.61%
Ratio of Net Investment Income (Loss) to Average Net Assets	1.31	0.01	%(c)
Portfolio Turnover Rate	23%	10%

(a)

Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

Market Vectors RVE Hard Assets Producers ETF

Financial Highlights
For a Share outstanding throughout the period:

	For the Period August 29, 2008* through December 31, 2008
Net Asset Value, Beginning of Period	$39.60
Income from Investment Operations:
Net Investment Income	0.05
Net Realized and Unrealized Gain (Loss) on Investments	(16.31)

Total from Investment Operations	(16.26)

Less Dividends From:
Net Investment Income	(0.07)

Total Dividends	(0.07)

Net Asset Value, End of Period	$23.27

Total Return(a)	(41.07)%
Ratios/Supplementary Data
Net Assets, End of Period (000’s)	$24,429
Ratio of Gross Expenses to Average Net Assets	2.20	%(c)
Ratio of Net Expenses to Average Net Assets	0.75	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets	0.65	%(c)
Ratio of Net Investment Income (Loss) to Average Net Assets	1.49	%(c)
Portfolio Turnover Rate	19%

(a)

Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

FINANCIAL HIGHLIGHTS (continued)

Market Vectors Solar Energy ETF

Financial Highlights
For a Share outstanding throughout the period:
	For the Period April 21, 2008* through December 31, 2008
Net Asset Value, Beginning of Period	$40.68
Income from Investment Operations:
Net Investment Income.	–	(b)
Net Realized and Unrealized Gain (Loss) on Investments	(26.46)

Total from Investment Operations	(26.46)

Less Dividends From:	–
Net Investment Income.	–
Total Dividends	–
Net Asset Value, End of Period.	14.22

Total Return(a)	(65.04)%

Ratios/Supplementary Data
Ratios/Supplementary Data Net Assets, End of Period (000’s)	$18,483
Ratio of Gross Expenses to Average Net Assets	1.23	%(c)
Ratio of Net Expenses to Average Net Assets	0.65	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets	0.65	%(c)
Ratio of Net Investment Income (Loss) to Average Net Assets	(0.02	)%(c)
Portfolio Turnover Rate	52%

(a)	Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

Market Vectors Steel ETF

Financial Highlights
For a Share outstanding throughout the period:
	Year Ended December 31,		For the Period October 10, 2006* through December 31, 2006
	2008	2007
Net Asset Value, Beginning of Period	$85.02	$46.38	$40.51
Income from Investment Operations:
Net Investment Income	1.12	0.53	0.08
Net Realized and Unrealized Gain (Loss) on Investments	(55.35)	38.60	5.94

Total from Investment Operations	(54.23)	39.13	6.02

Less Dividends From:
Net Investment Income	(1.31)	(0.49)	(0.08)
Short Term Capital Gains	(0.05)	–	(0.01)
Return of Capital	–	–	(0.06)

Total Dividends	(1.36)	(0.49)	(0.15)

Net Asset Value, End of Period	$29.43	$85.02	$46.38

Total Return(a)	(63.79)%	84.36%	14.85	%(d)
Ratios/Supplementary Data
Net Assets, End of Period (000’s)	$89,754	$250,821	$41,740
Ratio of Gross Expenses to Average Net Assets	0.60%	0.62%	1.34	%(c)
Ratio of Net Expenses to Average Net Assets	0.55%	0.55%	0.54	%(c)
Ratio of Net Expenses, Excluding Interest Expense, to Average Net Assets	0.55%	0.55%	0.54	%(c)
Ratio of Net Investment Income (Loss) to Average Net Assets	1.44%	1.15%	0.79	%(c)
Portfolio Turnover Rate	21%	5%	1%

(a)

Total return is calculated assuming an initial investment of $10,000 made at the net asset value at the beginning of the period, reinvestment of any dividends at net asset value on the dividend payment date and a redemption on the last day of the period. The return does not reflect the deduction of taxes that a shareholder would pay on Fund dividends or the redemption of Fund shares.

(b)	Amount represents less than +/- $0.005 per share.

(c)	Annualized.

(d)	Not annualized.

*	Commencement of operations.

MARKET DISCOUNT INFORMATION

The tables below present information about the differences between the closing price of Shares of each Fund and each Fund’s NAV. NAV is the price per share at which each Fund issues and redeems its Shares. It is calculated in the same way that mutual fund shares are valued. The “market price” of each Fund is determined using the closing price of a Share of each Fund. Each Fund’s market price may be at, above or below its NAV.

The NAV of each Fund will fluctuate with changes in the market value of its portfolio holdings. The market price of each Fund will fluctuate in accordance with changes in its NAV, as well as market supply and demand. Premiums or discounts are the differences (generally expressed as a percentage) between the NAV and market price of each Fund on a given day, generally at the time NAV is calculated. A premium is the amount that each Fund is trading above the reported NAV, expressed as a percentage of the NAV. A discount is the amount that each Fund is trading below the reported NAV, expressed as a percentage of the NAV.

The following information shows the frequency distributions of premiums and discounts for each Fund. All data presented here represents past performance, which is not indicative of future results.

Market Vectors Agribusiness ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	1	0
Greater than or Equal to 2.5% And Less Than 3.0%	1	0
Greater than or Equal to 2.0% And Less Than 2.5%	3	0
Greater than or Equal to 1.5% And Less Than 2.0%	3	0
Greater than or Equal to 1.0% And Less Than 1.5%	6	3
Greater than or Equal to 0.5% And Less Than 1.0%	52	20
Greater than or Equal to 0.0% And Less Than 0.5%	71	19
Greater than or Equal to -0.5% And Less Than 0.0%	52	14
Greater than or Equal to -1.0% And Less Than -0.5%	36	4
Greater than or Equal to -1.5% And Less Than -1.0%	17	0
Greater than or Equal to -2.0% And Less Than -1.5%	6	1
Greater than or Equal to -2.5% And Less Than -2.0%	1	0
Greater than or Equal to -3.0% And Less Than -2.5%	2	0
Less Than -3.0%	2	0

	253	61

Market Vectors Coal ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	9	0
Greater than or Equal to 2.5% And Less Than 3.0%	8	1
Greater than or Equal to 2.0% And Less Than 2.5%	10	1
Greater than or Equal to 1.5% And Less Than 2.0%	18	2
Greater than or Equal to 1.0% And Less Than 1.5%	33	1
Greater than or Equal to 0.5% And Less Than 1.0%	55	3
Greater than or Equal to 0.0% And Less Than 0.5%	47	4
Greater than or Equal to -0.5% And Less Than 0.0%	22	15
Greater than or Equal to -1.0% And Less Than -0.5%	17	16
Greater than or Equal to -1.5% And Less Than -1.0%	8	10
Greater than or Equal to -2.0% And Less Than -1.5%	5	7
Greater than or Equal to -2.5% And Less Than -2.0%	9	0
Greater than or Equal to -3.0% And Less Than -2.5%	3	0
Less Than -3.0%	1	1

	245	61

Market Vectors Global Alternative Energy ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	0	0
Greater than or Equal to 2.5% And Less Than 3.0%	2	0
Greater than or Equal to 2.0% And Less Than 2.5%	2	0
Greater than or Equal to 1.5% And Less Than 2.0%	9	1
Greater than or Equal to 1.0% And Less Than 1.5%	41	5
Greater than or Equal to 0.5% And Less Than 1.0%	68	11
Greater than or Equal to 0.0% And Less Than 0.5%	76	12
Greater than or Equal to -0.5% And Less Than 0.0%	23	19
Greater than or Equal to -1.0% And Less Than -0.5%	14	8
Greater than or Equal to -1.5% And Less Than -1.0%	9	5
Greater than or Equal to -2.0% And Less Than -1.5%	4	0
Greater than or Equal to -2.5% And Less Than -2.0%	2	0
Greater than or Equal to -3.0% And Less Than -2.5%	2	0
Less Than -3.0%	1	0

	253	61

MARKET DISCOUNT INFORMATION (continued)

Market Vectors Gold Miners ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	1	0
Greater than or Equal to 2.5% And Less Than 3.0%	0	0
Greater than or Equal to 2.0% And Less Than 2.5%	1	0
Greater than or Equal to 1.5% And Less Than 2.0%	1	0
Greater than or Equal to 1.0% And Less Than 1.5%	10	1
Greater than or Equal to 0.5% And Less Than 1.0%	18	8
Greater than or Equal to 0.0% And Less Than 0.5%	114	32
Greater than or Equal to -0.5% And Less Than 0.0%	83	17
Greater than or Equal to -1.0% And Less Than -0.5%	15	3
Greater than or Equal to -1.5% And Less Than -1.0%	6	0
Greater than or Equal to -2.0% And Less Than -1.5%	2	0
Greater than or Equal to -2.5% And Less Than -2.0%	0	0
Greater than or Equal to -3.0% And Less Than -2.5%	1	0
Less Than -3.0%	1	0

	253	61

Market Vectors Nuclear Energy ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	1	0
Greater than or Equal to 2.5% And Less Than 3.0%	0	1
Greater than or Equal to 2.0% And Less Than 2.5%	0	2
Greater than or Equal to 1.5% And Less Than 2.0%	3	2
Greater than or Equal to 1.0% And Less Than 1.5%	25	6
Greater than or Equal to 0.5% And Less Than 1.0%	52	8
Greater than or Equal to 0.0% And Less Than 0.5%	65	4
Greater than or Equal to -0.5% And Less Than 0.0%	30	10
Greater than or Equal to -1.0% And Less Than -0.5%	24	8
Greater than or Equal to -1.5% And Less Than -1.0%	17	11
Greater than or Equal to -2.0% And Less Than -1.5%	11	8
Greater than or Equal to -2.5% And Less Than -2.0%	12	1
Greater than or Equal to -3.0% And Less Than -2.5%	6	0
Less Than -3.0%	7	0

	253	61

Market Vectors RVE Hard Assets Producers ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	9	0
Greater than or Equal to 2.5% And Less Than 3.0%	4	1
Greater than or Equal to 2.0% And Less Than 2.5%	5	0
Greater than or Equal to 1.5% And Less Than 2.0%	12	2
Greater than or Equal to 1.0% And Less Than 1.5%	6	8
Greater than or Equal to 0.5% And Less Than 1.0%	20	18
Greater than or Equal to 0.0% And Less Than 0.5%	10	13
Greater than or Equal to -0.5% And Less Than 0.0%	8	6
Greater than or Equal to -1.0% And Less Than -0.5%	4	5
Greater than or Equal to -1.5% And Less Than -1.0%	2	6
Greater than or Equal to -2.0% And Less Than -1.5%	2	1
Greater than or Equal to -2.5% And Less Than -2.0%	1	1
Greater than or Equal to -3.0% And Less Than -2.5%	0	0
Less Than -3.0%	1	0

	84	61

Market Vectors Solar Energy ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	2	1
Greater than or Equal to 2.5% And Less Than 3.0%	3	1
Greater than or Equal to 2.0% And Less Than 2.5%	5	0
Greater than or Equal to 1.5% And Less Than 2.0%	8	4
Greater than or Equal to 1.0% And Less Than 1.5%	18	7
Greater than or Equal to 0.5% And Less Than 1.0%	28	11
Greater than or Equal to 0.0% And Less Than 0.5%	44	16
Greater than or Equal to -0.5% And Less Than 0.0%	26	10
Greater than or Equal to -1.0% And Less Than -0.5%	16	6
Greater than or Equal to -1.5% And Less Than -1.0%	7	2
Greater than or Equal to -2.0% And Less Than -1.5%	9	2
Greater than or Equal to -2.5% And Less Than -2.0%	3	1
Greater than or Equal to -3.0% And Less Than -2.5%	2	0
Less Than -3.0%	5	0

	176	61

MARKET DISCOUNT INFORMATION (continued)

Market Vectors Steel ETF

Premium/Discount Range	Number of Days
	2008	1Q09
Greater than or Equal to 3.0%	0	0
Greater than or Equal to 2.5% And Less Than 3.0%	0	0
Greater than or Equal to 2.0% And Less Than 2.5%	0	0
Greater than or Equal to 1.5% And Less Than 2.0%	1	0
Greater than or Equal to 1.0% And Less Than 1.5%	0	1
Greater than or Equal to 0.5% And Less Than 1.0%	4	1
Greater than or Equal to 0.0% And Less Than 0.5%	127	31
Greater than or Equal to -0.5% And Less Than 0.0%	113	25
Greater than or Equal to -1.0% And Less Than -0.5%	5	2
Greater than or Equal to -1.5% And Less Than -1.0%	1	1
Greater than or Equal to -2.0% And Less Than -1.5%	0	0
Greater than or Equal to -2.5% And Less Than -2.0%	0	0
Greater than or Equal to -3.0% And Less Than -2.5%	1	0
Less Than -3.0%	1	0

	253	61

TOTAL RETURN INFORMATION

The following table presents information about the total return of each Underlying Index in comparison to the total return of the Funds. The information shown for the Funds is for the fiscal year ended December 31, 2008.

“Average annual total returns” represent the average annual change in value of an investment over the period indicated. “Cumulative total returns” represent the total change in value of an investment over the period indicated. Each Fund’s per Share NAV is the value of one Share of the Fund as calculated in accordance with the standard formula for valuing mutual fund shares.

The NAV return is based on the NAV of each Fund, and the market return is based on the market price per Share of each Fund. The price used to calculate market return (“Market Price”) is determined using the closing price of a Share of each Fund. Since each Fund’s Shares typically do not trade in the secondary market until several days after the Fund’s inception, for the period from inception to the first day of secondary market trading in Shares, the NAV of the Fund is used as a proxy for secondary market trading price to calculate market returns. Market and NAV returns assume that dividends and capital gain distributions have been reinvested in a Fund at Market Price and NAV, respectively. An index is a statistical composite that tracks a specified financial market or sector. Unlike the Funds, an index does not actually hold a portfolio of securities and therefore does not incur the expenses incurred by the Funds. These expenses negatively impact the performance of each Fund. Also, market returns do not include brokerage commissions that may be payable on secondary market transactions. If brokerage commissions were included, market returns would be lower. The returns shown in the table below do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption or sale of Shares. The investment return and principal value of Shares will vary with changes in market conditions. Shares may be worth more or less than their original cost when they are redeemed or sold in the market. All data presented here represents past performance, which is not indicative of future results.

TOTAL RETURN INFORMATION (continued)

	One Year Returns Since December 31, 2008	Average Annual Total Returns Since Inception Through December 31, 2008	Cumulative Total Returns Since Inception Through December 31, 2008
Market Vectors Agribusiness ETF (at NAV)	-50.64%	-24.71%	-31.52%
Market Vectors Agribusiness ETF (at Market)	-51.03%	-24.46%	-31.22%
DAXglobal® Agribusiness Index	-51.39%	-24.99%	-31.92%
Market Vectors Coal ETF (at NAV)	–	–	-63.75%
Market Vectors Coal ETF (at Market)	–	–	-63.33%
Stowe Coal IndexSM	–	–	-63.49%
Market Vectors Global Alternative Energy ETF (at NAV)	-60.98%	-27.54%	-41.47%
Market Vectors Global Alternative Energy ETF (at Market)	-60.82%	-27.04%	-40.80%
Ardour Global IndexSM (Extra Liquid)	-61.84%	-28.12%	-42.30%
Market Vectors Gold Miners ETF (at NAV)	-26.56%	-5.38%	-13.53%
Market Vectors Gold Miners ETF (at Market)	-26.07%	-5.19%	-13.07%
NYSE Arca Gold Miners Index.	-26.33%	-4.96%	-12.51%
Market Vectors Nuclear Energy ETF (at NAV)	-45.82%	-38.83%	-49.35%
Market Vectors Nuclear Energy ETF (at Market)	-44.75%	-37.99%	-48.37%
DAXglobal® Nuclear Energy Index	-46.57%	-39.08%	-49.70%
Market Vectors RVE Hard Assets Producers ETF (at NAV)	–	–	-41.07%
Market Vectors RVE Hard Assets Producers ETF (at Market)	–	–	-39.68%
The RogersTM–Van Eck Hard Assets Producers Index	–	–	-42.00%
Market Vectors Solar Energy ETF (at NAV)	–	–	-65.04%
Market Vectors Solar Energy ETF (at Market)	–	–	-65.09%
Ardour Solar Energy IndexSM	–	–	-65.45%
Market Vectors Steel ETF (at NAV)	-63.79%	-11.26%	-23.34%
Market Vectors Steel ETF (at Market)	-63.82%	-11.28%	-23.38%
NYSE Arca Steel Index	-63.63%	-10.82%	-22.52%

GENERAL INFORMATION

The Trust was organized as a Delaware statutory trust on March 15, 2001. Its Declaration of Trust currently permits the Trust to issue an unlimited number of Shares of beneficial interest. If shareholders are required to vote on any matters, each Share outstanding would be entitled to one vote. Annual meetings of shareholders will not be held except as required by the 1940 Act and other applicable law. See the Funds’ SAI for more information concerning the Trust’s form of organization. Section 12(d)(1) of the 1940 Act restricts investments by investment companies in the securities of other investment companies, including Shares of the Funds. Registered investment companies are permitted to invest in the Fund beyond the limits set forth in Section 12(d)(1) subject to certain terms and conditions set forth in an SEC exemptive order issued to the Trust, including that such investment companies enter into an agreement with the Fund.

Clifford Chance US LLP serves as counsel to the Trust, including the Fund. Ernst & Young LLP serves as the Fund’s independent registered public accounting firm and will audit the Fund’s financial statements annually.

Additional Information

This Prospectus does not contain all the information included in the Registration Statement filed with the SEC with respect to the Shares. Information about each Fund can be reviewed and copied at the SEC’s Public Reference Room and information on the operation of the Public Reference Room may be obtained by calling the SEC at 1.202.942.8090. The Funds’ Registration Statement, including this Prospectus, the Funds’ SAI and the exhibits may be examined at the offices of the SEC (100 F Street, NE, Washington, DC 20549) or on the Edgar database at the SEC’s website (http://www.sec.gov), and copies may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102. These documents and other information concerning the Trust also may be inspected at the offices of NYSE Arca (20 Broad Street, New York, New York 10005).

The SAI for the Funds, which has been filed with the SEC, provides more information about the Funds. The SAI for the Funds is incorporated herein by reference and is legally part of this Prospectus. It may be obtained without charge by writing to the Funds at Van Eck Securities Corporation, the Funds’ distributor, at 335 Madison Avenue, New York, New York 10017 or by calling the distributor at the following number: Investor Information: 1.888.MKT.VCTR (658-8287).

Shareholder inquiries may be directed to the Funds in writing to 335 Madison Avenue, 19th Floor, New York, New York 10017 or by calling 1.888.MKT.VCTR (658-8287).

The Fund’s SAI will be available through its website at www.vaneck.com/etf.

(Investment Company Act file no. 811-10325)

For more detailed information about the Funds, see the SAI dated May 1, 2009, which is incorporated by reference into this Prospectus. Additional information about the Funds’ investments will be available in each Fund’s annual and semi-annual reports to shareholders. In each Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.

Call Van Eck at 1.888.MKT.VCTR to request, free of charge, the annual or semi-annual reports, the SAI, or other information about the Funds or to make shareholder inquiries. You may also obtain the SAI or a Fund’s annual or semi-annual reports, when available, by visiting the Van Eck website at vaneck.com/etf.

Information about the Funds (including the SAI) can also be reviewed and copied at the SEC Public Reference Room in Washington, D.C. Information about the operation of the Public Reference Room may be obtained by calling 1.202.942.8090.

Reports and other information about the Funds are available on the EDGAR Database on the SEC’s internet site at http://www.sec.gov. In addition, copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

Transfer Agent: The Bank of New York Mellon SEC Registration Number: 333-123257 1940 Act Registration Number: 811-10325